Exhibit 10.5

TERM LOAN AGREEMENT

dated as of

September 17, 2013

between

RAINDANCE TECHNOLOGIES, INC.

as Borrower,

The SUBSIDIARY GUARANTORS from Time to Time Party Hereto,

and

Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P. and

Parallel Investment Opportunities Partners II L.P.

as Lenders

U.S. $35,000,000

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(continued)

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(continued)

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(continued)

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(continued)

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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SCHEDULES AND EXHIBITS

Schedule 1	–	Commitments
Schedule 6.01(c)	–	Existing Debt
Schedule 7.03	–	No Conflicts
Schedule 7.05(a)	–	Property Generally
Schedule 7.05(b)	–	Certain Intellectual Property
Schedule 7.05(c)	–	In Licensed Material Intellectual Property
Schedule 7.06	–	Certain Litigation
Schedule 7.07	–	Compliance with Laws and Agreements
Schedule 7.08	–	Taxes
Schedule 7.12	–	Information Regarding Subsidiaries
Schedule 7.13(a)	–	Existing Indebtedness of Borrower and its Subsidiaries
Schedule 7.13(b)	–	Liens Granted by the Obligors
Schedule 7.14	–	Material Agreements of Obligors
Schedule 7.15	–	Permitted Restrictive Agreements
Schedule 7.16	–	Real Property Owned or Leased by Borrower or any
Subsidiary
Schedule 7.17	–	Pension Matters
Schedule 9.05	–	Existing Investments
Schedule 9.10	–	Transactions with Affiliates
Schedule 9.14	–	Permitted Sales and Leasebacks
Schedule 10	–	Eligible Institutional Investors
Schedule 11	–	Excluded Persons

Exhibit A	–	Form of Guarantee Assumption Agreement
Exhibit B-1	–	Form of Notice of Borrowing
Exhibit B-2	–	Form of Notice of PIK Election
Exhibit C-1	–	Form of Term Loan Note
Exhibit C-2	–	Form of PIK Loan Note
Exhibit D	–	Form of U.S. Tax Compliance Certificate
Exhibit E	–	Form of Compliance Certificate
Exhibit F	–	Opinion Request
Exhibit G	–	Form of Landlord Consent
Exhibit H	–	Form of Subordination Agreement
Exhibit I	–	Form of Intercreditor Agreement

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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TERM LOAN AGREEMENT, dated as of September 17, 2013 (this “Agreement”), among RAINDANCE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), the SUBSIDIARY GUARANTORS from time to time party hereto and the Lenders from time to time party hereto.

WITNESSETH:

Borrower has requested the Lenders to make term loans to Borrower, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:

SECTION 1

DEFINITIONS

1.01	Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Accounting Change Notice” has the meaning set forth in Section 1.04(a).

“Act” has the meaning set forth in Section 12.17.

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or all or substantially all of the assets of any Person engaged in any business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.

“Affected Lender” has the meaning set forth in Section 2.07(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introduction hereto.

“Asset Sale” is defined in Section 9.09.

“Asset Sale Net Proceeds” means the aggregate amount of the cash proceeds received from any Asset Sale plus, with respect to any non-cash proceeds of an Asset Sale, the fair market value of such non cash proceeds determined as of the time of the Asset Sale in accordance with GAAP, in each case, net of any bona fide costs incurred in connection with such Asset Sale (which, for the avoidance of doubt, includes the repayment of any Indebtedness secured solely by assets subject to an Asset Sale).

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee of such Lender.

“Bankruptcy Code” means Title II of the United States Code entitled “Bankruptcy.”

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrower Facility” means the premises located at 749 Middlesex Turnpike, Billerica, MA 01821, which are leased by Borrower pursuant to the Borrower Lease.

“Borrower Landlord” means Middlesex Billerica 749 LLC.

“Borrower Lease” means the Lease dated as of December 13, 2012 by and between Borrower and Borrower Landlord.

“Borrower Party” has the meaning set forth in Section 12.03(b).

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments (including without limitation a borrowing of a PIK Loan).

“Borrowing Date” means the date of each Borrowing.

“Borrowing Notice Date” means, (i) in the case of the first Borrowing, a date that is at least twelve Business Days prior to the Borrowing Date of such Borrowing and, (ii) in the case of the second Borrowing, a date that is at least twenty Business Days prior to the Borrowing Date of such Borrowing.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons other than an Eligible Institutional Investor of Borrower acting jointly or otherwise in concert of capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower, (b) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower, nor (ii) appointed by directors so nominated, or (c) the acquisition of direct or indirect Control of Borrower by any Person or group of Persons acting jointly or otherwise in concert; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

“Claims” includes claims, demands, complaints, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Closing Date” means the date as of which the Lenders notify Borrower that the conditions precedent set forth in Section 6.01 have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means the collateral provided for in the Security Documents, which for the avoidance of doubt, shall not include any assets owned by any Foreign Subsidiary unless such Foreign Subsidiary is a Subsidiary Guarantor, in which case the limitations set forth in Section 3.02(a) of the Security Agreement regarding such foreign Subsidiary Guarantor’s ownership interests in Controlled Foreign Corporations (as defined in the Security Agreement) shall apply.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time. The aggregate Commitments on the date hereof equal $35,000,000. For purposes of clarification, the amount of any PIK Loans shall not reduce the amount of the available Commitment.

“Commitment Period” means the period from and including the Closing Date and through and including April 28, 2015.

“Commodities Account” is defined in the Security Agreement.

“Compliance Certificate” has the meaning given to such term in Section 8.01(d).

“Confidential Information” has the meaning set forth in Section 12.16(a).

“Connection Income Taxes” means other connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Contracts” means contracts, licenses, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements under which a Person has, or will have, any liability or contingent liability.

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agent” is defined in the Security Agreement.

“Copyright” is defined in the Security Agreement.

“CRPPF” means Capital Royalty Partners II – Parallel Fund “A” L.P.

“Cure Amount” has the meaning set forth in Section 10.03(a).

“Cure Right” has the meaning set forth in Section 10.03(a).

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.06, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified Borrower or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” is defined in the Security Agreement.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is a corporation, limited liability company, partnership or similar business entity incorporated, formed or organized under the laws of the United States, any State of the United States or the District of Columbia.

“Eligible Institutional Investor” means an investor owning more than 10% of the fully diluted stock of Borrower on the Closing Date, including such investors listed on Schedule 10 hereto.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Eligible Transferee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any investment fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided, however, that so long as no Event of Default has occurred and is continuing, no Excluded Person shall be an Eligible Transferee.

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“Equipment Financing Limitation” has the meaning set forth in Section 9.01(h).

“Equity Cure Right” has the meaning set forth in Section 10.03(a).

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xii) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (xiv) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (xviii) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Event of Default” has the meaning set forth in Section 11.

“Exchange Rate” means the rate at which any currency (the “Pre-Exchange Currency”) may be exchanged into another currency (the “Post-Exchange Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (Central time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to exchanging such Pre-Exchange Currency into such Post-Exchange Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Borrower and the Majority Lenders or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Majority Lenders by any reasonable method as they deem applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” means Deposit Accounts used exclusively for (a) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Obligors’ employees, and (b) withholding tax and fiduciary accounts; provided that so long as Borrower maintains Deposit Accounts with balances of at least 100% of the principal amount of the Loans subject to perfected first priority Liens in favor of the Lenders, Borrower may designate from time to time one or more Deposit Accounts as an “Excluded Account” for so long as this minimum balance condition is met, which Deposit Account and cash deposited therein shall not be subject to Liens in favor of the Lenders.

“Excluded Person” means (i) any Person, directly or indirectly through a parent or subsidiary, engaging in the manufacture of instruments or consumables or providing services for genomic, cellular or proteomic analysis for life science research or diagnostics, or (ii) any competitor of Borrower or its Subsidiaries in the same industry or market space identified by Borrower on Schedule 11, which schedule shall be updated by Borrower from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) Other Connection Taxes, (c) U.S. federal withholding Taxes that are imposed on amounts payable to a Lender to the extent that the obligation to withhold amounts existed on the date that such Lender became a “Lender” under this Agreement, except in each case to the extent such Lender is a direct assignee of any other Lender that was entitled, immediately prior to the time the assignment became effective, to receive additional amounts under Section 5.05, (d) any Taxes imposed in connection with FATCA, and (e) Taxes attributable to such Lender’s failure or inability (other than as a result of a change in any Requirement of Law) to comply with Section 5.05(e).

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Existing Debt Payoff Letter” means the Payoff Letter delivered by TriplePoint Capital LLC to the Borrower in connection with the payoff of the Borrower’s obligations under (i) the Plain English Growth Capital Loan and Security Agreement dated as of December 19, 2011 by and among TriplePoint Capital LLC and the Borrower and (ii) the Plain English Promissory Note 0719-GC-01-01 dated December 19, 2011 and the Plain English Promissory Note 0719-GC-01-02 dated March 27, 2012.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“First Borrowing Date” means the date of the First Borrowing.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of Borrower that is not a Domestic Subsidiary and any Domestic Subsidiary substantially all of the assets of which consist of Equity Interests of one or more Foreign Subsidiaries and rights related thereto.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means the government of the United States, any foreign country or any multinational authority, branch of power (whether executive, legislative or judicial), state, commonwealth, protectorate, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner,

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.12(a), is required to become a “Subsidiary Guarantor” hereunder in favor of the Lenders.

“Guaranteed Obligations” has the meaning set forth in Section 13.01.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is classified or regulated under any Environmental Law as hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or obligations of such Person with respect to deposits or advances of any kind by third parties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all reimbursement obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) net obligations payable at the termination of any Hedging Agreement currency swaps, forwards, futures or derivatives transactions, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 12.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all Patents, Trademarks, Copyright, and rights in Technical Information, whether registered or not, domestic and foreign. Intellectual Property shall include all:

(a) applications or registrations relating to such Patents, Trademarks and Copyright;

(b) rights and privileges arising under applicable Laws with respect to such Patents, Trademarks, Copyright, and Technical Information;

(c) rights to sue for past, present or future infringements of such Patents, Trademarks, Copyright, and Technical Information; and

(d) rights of the same or similar effect or nature in any jurisdiction corresponding to such Patents, Trademarks, Copyright, and Technical Information throughout the world.

“Interest-Only Period” means the period beginning from and including the First Borrowing Date and through and including the twelfth (12th) Payment Date following the First Borrowing Date.

“Interest Period” means initially, with respect to each Borrowing, the period commencing on the Borrowing Date thereof and ending on the next Payment Date, and, thereafter, each period beginning on the last day of the immediately preceding Interest Period and ending on the next succeeding Payment Date; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day unless such succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) the term “Interest Period” shall include any period selected by the Majority Lenders from time to time in accordance with the definition of “Post-Default Rate”.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Knowledge” means, unless modified when used herein by an adjective, the actual knowledge of any Responsible Officer of any Person, or so long as he or she is employed by Borrower or its Subsidiaries, the actual knowledge of S. Roopom Banerjee, Andy Watson, Roch Kelly, Laura L. Deming, Darren R. Link, Alan Sherr, and David Keene, so long as such Person is an officer of Borrower.

“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit G.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means Capital Royalty Partners II L.P., CRPPF, PIOP, together with their respective successors and each permitted assignee of a Lender pursuant to Section 12.05(b) and “Lender” means any one of them.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Lien” means any mortgage, lien, pledge, charge, or other security interest, leases, title retention agreements, mortgages, restrictions, easements, rights-of-way, options or adverse claims (of ownership or possession) or encumbrances of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Liquidity” means the balance of unencumbered cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders have a first priority perfected security interest.

“Loan” means (i) each loan advanced by a Lender pursuant to Section 2.01 and (ii) each PIK Loan deemed to have been advanced by a Lender pursuant to Section 3.02(d). For purposes of clarification, any calculation of the aggregate outstanding principal amount of Loans on any date of determination shall include both the aggregate principal amount of loans advanced pursuant to Section 2.01 and not yet repaid, and all PIK Loans deemed to have been advanced and not yet repaid, as of such date of determination.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, any subordination agreement or any intercreditor agreement entered into by Lenders with any other creditors of Obligors, and any other present or future document, instrument, agreement or certificate executed by Obligors for the benefit of Lenders in connection with this Agreement or any of the other Loan Documents, all as amended, restated, or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, contractual, legal or equitable, including loss of value, professional fees, including reasonable and documented out-of-pocket fees and disbursements of legal counsel, and all actual documented out-of-pocket costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect, ignoring, in such calculation, the Commitments of and outstanding Loans owing to any Defaulting Lender.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, financial condition, operations, performance, or Property of Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under the Loan Documents, or (iii) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of the Lenders under any of the Loan Documents.

“Material Agreements” means the agreements which are listed in Schedule 7.14 and updated from time to time pursuant to Section 8.01(j).

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $1,000,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means, the Obligor Intellectual Property described in Schedule 7.05(b) and Schedule 7.05(c), and any other Obligor Intellectual Property as of or after the date hereof the loss of which would reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier to occur of (i) the twentieth Payment Date following the First Borrowing Date, and (ii) the date on which the Loans are accelerated pursuant to Section 11.02.

“Maximum Rate” has the meaning set forth in Section 12.18.

“Minimum Required Revenue” has the meaning set forth in Section in 10.02.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Non-Consenting Lender” has the meaning set forth in Section 2.07(a).

“Note” means a promissory note executed and delivered by Borrower to the Lenders in accordance with Section 2.04 or 3.02(d).

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Default Interest” has the meaning set forth in Section 3.02(b).

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is Borrower, all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means Intellectual Property owned by or licensed to any of the Obligors.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Obligors” means, collectively, Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.

“Original Lender” means any of Capital Royalty Partners II L.P., CRPPF, PIOP, or their Affiliates.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document pursuant to Section 5.05(g)).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05(g)).

“Participant” has the meaning set forth in Section 12.05(e).

“Patents” is defined in the Security Agreement.

“Payment Date” means each March 31, June 30, September 30, December 31 and the Maturity Date, commencing on the first of the Payment Dates to occur following the First Borrowing Date; provided that, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next succeeding Business Day unless such succeeding Business Day would fall in the next calendar month, in which case such Payment Date shall end on the next preceding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Approvals if any;

(c) in the case of the acquisition of all of the Equity Interests of such Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition, shall be owned 100% by Borrower, a Subsidiary Guarantor or any other Subsidiary, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 8.12, if applicable;

(d) Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10.01 and Section 10.02 on a pro forma basis after giving effect to such acquisition (determined on the basis of the financial information (including of such Person (or attributable to such assets or line of business or division, as applicable)) for the most recently ended measurement period, as though each such acquisition had occurred as of the first day of the measurement period covered thereby); and

(e) such Person (in the case of an acquisition of Equity Interests) or assets (in the case of an acquisition of assets or a division) (i) shall be engaged or used, as the case may be, in the same, a reasonably related or a complementary business or lines of business in which Borrower and/or its Subsidiaries are engaged or (ii) shall have a similar customer base as Borrower and/or its Subsidiaries.

“Permitted Acquisitions Cap” has the meaning set forth in Section 9.03(e).

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance with a maturity of not more than one (1) year from its creation and issued or accepted by (a) any Lender or (b) any commercial bank that is (1) organized under the laws of the United States, any state thereof or the District of Columbia, (2) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (3) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (iv) shares of any United States money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i), (ii), or (iii) above with maturities as set forth therein, (b) has net assets in excess of $500,000,000 and (c) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Liens” has the meaning set forth in Section 9.02.

“Permitted Priority Debt” means Indebtedness of Borrower (whether committed or funded), in an amount not to exceed at any time 85% of the face amount at such time of Borrower’s non delinquent accounts receivable; provided that (a) such Indebtedness, if secured, is not secured by any property (tangible or intangible) of Borrower or its Subsidiaries other than the Borrower’s accounts receivable, inventory, cash collections of accounts receivable (which shall be required to be held in one or more segregated Deposit Accounts from and after the forty-fifth day following the closing of such Indebtedness), and such Deposit Accounts, books, records and documentation of or relating to any of the foregoing, and cash proceeds of the foregoing, and is otherwise unsecured by any other Collateral, and (b) the holders or lenders thereof have executed and delivered to Lenders an intercreditor agreement that is in substantially the form attached hereto as Exhibit I or otherwise satisfactory to the Majority Lenders.

“Permitted Priority Liens” means (i) Liens permitted under Section 9.02(c), (d), (e), (f), (g), (j), (m), (o), (q), and (t), and (ii) Liens permitted under Section 9.02(b) and (k) provided that such Liens are also of the type described in Section 9.02(c), (d), (e), (f), (g), (j), (m), (o), (q), or (t).

“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals and replacements of such Indebtedness; provided that such extension, renewal or replacement (i) shall not increase the outstanding principal amount of such Indebtedness, (ii) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms, that, when taken as a whole, are no less favorable in any material respect to Borrower and its Subsidiaries or the Lenders than the terms of such refinanced Indebtedness, (iii) shall have an applicable interest rate which does not exceed the rate of interest of the Indebtedness being replaced, and (iv) unless the Majority Lenders shall have consented in writing, shall not contain any new requirement to grant any lien or security with respect to any Property not securing such refinanced Indebtedness (other than after acquired Property of a type securing such refinanced Indebtedness), or for any Obligor to give any guarantee if such Obligor did not guarantee such refinanced Indebtedness.

“Permitted Restrictive Agreements” has the meaning set forth in Section 7.15.

“Permitted Subordinated Debt” means Indebtedness (i) that is governed by documentation containing representations, warranties, covenants and events of default that, when taken as a whole, are no more burdensome or restrictive than those contained in the Loan Documents, (ii) that has a maturity date later than the twentieth Payment Date following the First Borrowing Date (or if such date is not the specified maturity date of the Loans, the specified maturity date of the Loans), (iii) in respect of which no cash payments of principal or interest are required prior to the Maturity Date, (iv) in respect of which the holders have agreed in favor of Borrower and Lenders that (A) prior to the date on which the Commitments have expired or been terminated and all Obligations have been paid in full indefeasibly in cash, such holders will not

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

exercise any remedies available to them in respect of such Indebtedness, and (B) all Liens (if any) securing such Indebtedness are subordinated to the Liens securing the Obligations, and (v) the holders or lenders thereof have executed and delivered to Lenders a subordination agreement that is in substantially the form attached hereto as Exhibit H or otherwise satisfactory to the Majority Lenders.

“Permitted Transferee” means (i) any Affiliate of the Original Lenders, or (ii) any Eligible Transferee that provides debt financing to a Lender or its Affiliates.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“PIK Loan” has the meaning set forth in Section 3.02(d).

“PIK Period” means the period beginning on the First Borrowing Date through and including the earlier to occur of (i) the twelfth (12th) Payment Date after the First Borrowing Date and (ii) the date on which any Event of Default shall have occurred (provided that if such Event of Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Event of Default and the twelfth (12th) Payment Date after the First Borrowing Date).

“PIOP” means Parallel Investment Opportunities Partners II L.P., a Delaware limited partnership.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Default Rate” has the meaning set forth in Section 3.02(b).

“Prepayment Premium” has the meaning set forth in Section 3.03(a).

“Primary Cure Amount” has the meaning set forth in Section 10.03(a).

“Products” means the RainDrop System and ThunderStorm System or their successors.

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the sum of the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (b) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof is obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means the Landlord Consent in substantially the form attached hereto as Exhibit G, and any other real property document entered into by Borrower in favor of the Lenders pursuant to Section 8.08(c).

“Redemption Date” has the meaning set forth in Section 3.03(a).

“Redemption Price” has the meaning set forth in Section 3.03(a).

“Register” has the meaning set forth in Section 12.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

“Responsible Officer” of any Person means the president, chief executive officer, chief financial officer, chief scientific officer, senior vice president of business operations, general counsel, and controller of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of Borrower or any of its Subsidiaries.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Revenue” of a Person means all revenue properly recognized under GAAP, consistently applied, less all rebates, discounts and other price allowances.

“SBA” means U.S. Small Business Administration.

“SBIC” means Small Business Investment Company.

“SBIC Act” means Small Business Investment Act of 1958, as amended.

“Second Borrowing Date” means the date of the second Borrowing.

“Second Borrowing Milestone” means the achievement by Borrower of Revenue with respect to sales of the Products, for any consecutive three month period, of at least $7,000,000 during such period; provided that such three month period must end no later than December 31, 2014.

“Secondary Cure Amount” has the meaning set forth in Section 10.03(a).

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Obligors and the Lenders.

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Lenders.

“Securities Account” has the meaning set forth in the Security Agreement.

“Short-Form IP Security Agreements” means short-form Copyright, Patent or Trademark (as the case may be) security agreements dated as of the date hereof entered into by one or more Obligors in favor of the Lenders, each in form and substance reasonably satisfactory to the Majority Lenders (and as amended, modified or replaced from time to time).

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in the ordinary course.

“Specified Financial Covenants” has the meaning set forth in Section 10.03(a).

“Subordinated Debt Cure Right” has the meaning set forth in Section 10.03(a).

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantors” means each of the Subsidiaries of Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.12(a) or (b).

“Substitute Lender” has the meaning set forth in Section 2.07(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, including any such information of a scientific, technical, or business nature in any form or medium, including standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs, information technology and any other information.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” is defined in the Security Agreement.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party and the Borrowing (and the use of the proceeds of the Loans).

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.05(e)(ii)(B)c.

“Use of Proceeds Statement” has the meaning set forth in Section 6.01(h)(xi).

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

1.02 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. All components of financial calculations made to determine compliance with this Agreement, including Section 10, shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Borrower based on assumptions expressed therein and that were reasonable based on the information available to Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

1.03 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property” , which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all permitted subsequent amendments, restatements, extensions, supplements and other modifications thereto.

1.04 Changes to GAAP. If, after the date hereof, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change, then:

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(a) Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to the Lenders within 30 days of such change;

(b) either Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such financial covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;

(c) until Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;

(d) if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and

(e) any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

Notwithstanding anything to the contrary herein, any obligations of a Person under an operating lease (whether existing on the Closing Date or entered into thereafter) that is not required (or would not be required) to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a capital lease and the associated lease payments will continue to be treated as an operating expense for all purposes hereunder and under the other Loan Documents, in each case, solely as a result of the changes in GAAP after the Closing Date; for purposes of clarity, any such change in GAAP after the Closing Date shall not change the treatment of any such operating lease for purposes of calculations made pursuant to Sections 8, 9 or 10 (or, to the extent applicable, any definitions associated therewith).

SECTION 2

THE COMMITMENT

2.01 Commitments. Each Lender agrees severally, on and subject to the terms and conditions of this Agreement (including Section 6), to make up to two term loans (provided that PIK Loans shall be deemed not to constitute “term loans” for purposes of this Section 2.01) to Borrower, each on a Business Day during the Commitment Period in Dollars in an aggregate principal amount for such Lender not to exceed such Lender’s Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan (other than PIK Loans) in excess of such Lender’s Proportionate Share of the amount by which the then effective Commitments exceeds the aggregate principal amount of Loans outstanding at such time. Amounts of Loans repaid may not be reborrowed.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

2.02 Borrowing Procedures. Subject to the terms and conditions of this Agreement (including Section 6), each Borrowing (other than a Borrowing of PIK Loans) shall be made on written notice in the form of Exhibit B given by Borrower to the Lenders not later than 11:00 a.m. (Central time) on the Borrowing Notice Date (a “Notice of Borrowing”).

2.03 Fees. On each Borrowing Date, Borrower shall pay, out of the proceeds advanced by the Lenders under each Borrowing, to each Lender on a pro rata basis a financing fee in an amount equal to [****] of the Loans to be advanced by such Lender on such Borrowing Date.

2.04 Notes. If requested by any Lender, the Loans of such Lender shall be evidenced by one or more promissory notes (each a “Note”). Borrower shall prepare, execute and deliver to the Lenders such promissory note(s) payable to the Lenders (or, if requested by the Lenders, to the Lenders and their registered assigns) and in the form attached hereto as Exhibit C-1. Thereafter, the Loans and interest thereon shall at all times (including after assignment pursuant to Section 12.05) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.05 Use of Proceeds. Borrower shall use the proceeds of the Loans for general working capital purposes and general corporate purposes, including to repay existing Indebtedness on the Closing Date and to pay fees, costs and expenses incurred in connection with the Transactions; provided that the Lenders shall have no responsibility as to the use of any proceeds of Loans in the amount made by PIOP. No portion of any proceeds of Loans in the amount made by PIOP (i) will be used to acquire realty or to discharge an obligation relating to the prior acquisition of realty; (ii) will be used outside of the United States (except to pay for services to be rendered outside the United States and to acquire from abroad inventory, material and equipment or property rights for use or sale in the United States, unless prohibited by Part 107.720 of the United States Code of Federal Regulations); or (iii) will be used for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Part 107.720 of Title 13 of the United States Code of Federal Regulations. Borrower will use the proceeds of the Loans in the amount made by PIOP for only those purposes specified in the SBA Form 1031 provided to the Lenders, and Borrower shall not violate any SBA regulations which may be applicable to it.

2.06	Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(b) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.04.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(c) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Lenders for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise), shall be applied at such time or times as follows: first, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; second, if so determined by the Majority Lenders and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d) Defaulting Lender Cure. If Borrower and the Majority Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Proportionate Share, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.07 Substitution of Lenders.

(a) Substitution Right. If any Lender (an “Affected Lender”), (i) becomes a Defaulting Lender, (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Majority Lenders is obtained but that requires the consent of other Lenders (a “Non-Consenting Lender”), or (iii) that is not an Original Lender makes a claim for compensation pursuant to Section 5.01, then (x) Borrower may elect to pay in full such Affected Lender with respect to all Obligations due to such Affected Lender (including such

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

existing rights to compensation pursuant to Section 5.01) or (y) either Borrower or the Majority Lenders shall identify any willing Lender or Affiliate of any Lender or Eligible Transferee (in each case, a “Substitute Lender”) to substitute for such Affected Lender, provided that any such Substitute Lender identified by the Majority Lenders pursuant to this Section 2.07(a) only shall be subject to the consent of Borrower (which consent shall not be unreasonably withheld, and shall be deemed given if Borrower does not respond to the Majority Lenders within ten (10) Business Days of receiving written notice of such identification by the Majority Lenders).

(b) Procedure. To substitute such Affected Lender or pay in full all Obligations owed to such Affected Lender, Borrower shall deliver a notice to such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery by Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations (including such existing rights to compensation pursuant to Section 5.01) owing to such Affected Lender (which for the avoidance of doubt, shall not include any Prepayment Premium) and (ii) in the case of a substitution, an Assignment and Acceptance executed by the Substitute Lender, which shall thereunder, among other things, agree to be bound by the terms of the Loan Documents; provided, however, that if the Affected Lender does not execute such Assignment and Acceptance within ten (10) Business Days of delivery of the notice required hereunder, such Affected Lender shall be deemed to have executed such Assignment and Acceptance.

(c) Effectiveness. Upon satisfaction of the conditions set forth in Section 2.07(a) and Section 2.07(b) above, the Control Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of an Affected Lender, such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution of an Affected Lender, (A) such Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that the Affected Lender shall retain such rights under the Loan Documents that expressly provide that they survive the repayment of the Obligations and the termination of the Commitments, including rights to compensation pursuant to Section 5.01, (B) such Affected Lender shall no longer constitute a “Lender” hereunder and such Substitute Lender shall become a “Lender” hereunder and (C) such Affected Lender shall execute and deliver an Assignment and Acceptance to evidence such substitution; provided, however, that the failure of any Affected Lender to execute any such Assignment and Acceptance shall not render such sale and purchase (or the corresponding assignment) invalid.

SECTION 3

PAYMENTS OF PRINCIPAL AND INTEREST

3.01 Repayment.

(a) Repayment. During the Interest-Only Period, no payments of principal of the Loans shall be due. Borrower agrees to repay to the Lenders the outstanding principal amount of the Loans, on each Payment Date occurring after the Interest-Only Period, in equal installments.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

The amounts of such installments shall be calculated by dividing (i) the sum of the aggregate principal amount of the Loans outstanding on the first day following the end of the Interest-Only Period, by (b) the number of Payment Dates remaining prior to the Maturity Date.

(b) Application. Any optional or mandatory prepayment of the Loans shall be applied to the installments thereof under Section 3.01(a) in the inverse order of maturity. To the extent not previously paid, the principal amount of the Loans, together with all other outstanding Obligations, shall be due and payable on the Maturity Date.

3.02 Interest.

(a) Interest Generally. Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the applicable Borrowing Date, and in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to 13.00%.

(b) Default Interest. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, as of the earlier of (i) the date on which the Lenders deliver to Borrower a written notice pursuant to this Section 3.02(b) (such notice, a “Notice of Default Interest”) that the Loans shall bear interest at the Post-Default Rate because an Event of Default has occurred and is continuing, and (ii) if Borrower shall have failed to deliver notice pursuant to Section 8.02(a) of such Event of Default, the date on which such Event of Default occurred, and during the continuance of any such Event of Default, the interest payable pursuant to Section 3.02(a) shall increase by 4.00% per annum (such aggregate increased rate, the “Post-Default Rate”). Notwithstanding any other provision herein (including Section 3.02(d)), if interest is required to be paid at the Post-Default Rate, it shall be paid entirely in cash. If any other Obligation is not paid when due under the applicable Loan Document, the amount thereof shall accrue interest at a rate equal to 4.00% per annum (without duplication of interest payable at the Post-Default Rate).

(c) Interest Payment Dates. Subject to Section 3.02(d), accrued interest on the Loans shall be payable in arrears on the last day of each Interest Period in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Post-Default Rate shall be payable from time to time on demand.

(d) Paid In-Kind Interest. Notwithstanding Section 3.01(a), with respect to any Payment Date occurring during the PIK Period, Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.01 as follows: (i) 10.00% per annum interest in cash and (ii) 3.00% per annum interest as compounded interest, added to the aggregate principal amount of the Loans (the amount of any such compounded interest being a “PIK Loan”) by providing at least three Business Days’ written notice of such election, which notice shall be substantially in the form of Exhibit B-1. At the request of the Lenders, each PIK Loan may be evidenced by a Note in the form of Exhibit C-2. The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

3.03	Prepayments.

(a) Optional Prepayments. Borrower shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Loans in whole or in part on any Payment Date (a “Redemption Date”) for an amount equal to the aggregate principal amount of the Loans being prepaid plus the Prepayment Premium plus any accrued but unpaid interest and any fees which are due and owing (such aggregate amount, the “Redemption Price”). The applicable “Prepayment Premium” shall be an amount calculated pursuant to Section 3.03(a)(i).

(i) If the Redemption Date occurs:

(A) on or prior to the fourth Payment Date, the Prepayment Premium shall be an amount equal to 5.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date (prior to giving effect to such redemption);

(B) after the fourth Payment Date, and on or prior to the eighth Payment Date, the Prepayment Premium shall be an amount equal to 4.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date (prior to giving effect to such redemption);

(C) after the eighth Payment Date, and on or prior to the twelfth Payment Date, the Prepayment Premium shall be an amount equal to 3.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date (prior to giving effect to such redemption);

(D) after the twelfth Payment Date, the Prepayment Premium shall be an amount equal to 0.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date (prior to giving effect to such redemption).

(ii) To determine the aggregate outstanding principal amount of the Loans, and how many Payment Dates have occurred, as of any Redemption Date for purposes of Section 3.03(a), the Redemption Price shall be calculated, whether there has been one or two Borrowings, based on (A) the outstanding principal amount of the Loans (whether from the first Borrowing or the second Borrowing or both) being prepaid on such Redemption Date, and (B) the number of Payment Dates that shall have occurred following the First Borrowing Date.

(iii) On or prior to any Redemption Date, the Lenders may notify Borrower of a reduction in the amounts due under Section 3.03(a)(i) with respect to any portion of the Loans held by any entity licensed by the SBA as an SBIC.

(b) Mandatory Prepayments.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(i) Asset Sales. In the event of any contemplated Asset Sale not permitted under Section 9.09 (other than Section 9.09(i)), Borrower shall provide at least 10 Business Days’ prior written notice of such Asset Sale to the Lenders and, if within such notice period Majority Lenders advise Borrower that a prepayment is required pursuant to this Section 3.03(b)(i), Borrower shall: (x) if the assets sold represent substantially all of the assets or revenues of Borrower, or represent any specific line of business which either on its own or together with other lines of business sold over the term of this Agreement account for revenue generated by such lines of business exceeding 10% of the revenue of Borrower in the immediately preceding year, prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Asset Sale in accordance with Section 3.03(a), and (y) in the case of all other Asset Sales not described in the foregoing clause (x), prepay the Loans in an amount equal to the entire amount of the Asset Sale Net Proceeds of such Asset Sale, plus any accrued but unpaid interest and any fees which are due and owing, credited in the following order:

(A) first, in reduction of Borrower’s obligation to pay any unpaid interest and any fees which are due and owing;

(B) second, in reduction of Borrower’s obligation to pay any Claims or Losses referred to in Section 12.03 then due and owing;

(C) third, in reduction of Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Loans;

(D) fourth, in reduction of any other Obligation then due and owing; and

(E) fifth, to Borrower or such other Persons as may lawfully be entitled to or directed by Borrower to receive the remainder.

(ii) Change of Control. In the event of a Change of Control, Borrower shall immediately provide notice of such Change of Control to the Lenders and, if within five (5) days of receipt of such notice Majority Lenders notify Borrower in writing that a prepayment is required pursuant to this Section 3.03(b)(ii), Borrower shall prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Change of Control in accordance with Section 3.03(a).

SECTION 4

PAYMENTS, ETC.

4.01	Payments.

(a) Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to an account

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

to be designated by the Majority Lenders by written notice to Borrower, not later than 4:00 p.m. (Central time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b) Application of Payments. Each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Lenders the amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that Obligors fail to so specify, or if an Event of Default has occurred and is continuing, the Lenders may apply such payment in the manner they determine to be appropriate).

(c) Non-Business Days. If the due date of any payment under this Agreement (other than of principal of or interest on the Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

4.02 Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.03 Notices. Each notice of optional prepayment shall be effective only if received by the Lenders not later than 4:00 p.m. (Central time) on the date one Business Day prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment.

4.04	Set-Off.

(a) Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Lenders and each of their Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders or such Affiliate to or for the credit or the account of Borrower against any and all of the Obligations, whether or not the Lenders shall have made any demand and although such obligations may be unmatured. The Lenders agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and their Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that the Lenders and their Affiliates may have.

(b) Exercise of Rights Not Required. Nothing contained herein shall require the Lenders to exercise any such right or shall affect the right of the Lenders to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

SECTION 5

YIELD PROTECTION, ETC.

5.01	Additional Costs.

(a) Change in Requirements of Law Generally. If, on or after the date of this Agreement, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Loans or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, by an amount deemed by such Lender to be material (other than (i) without duplication of Indemnified Taxes, (ii) Taxes described in clauses (c) through (e) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b) Change in Capital Requirements. If a Lender shall have determined that, on or after the later of the date hereof, and the date such Lender became a Lender in accordance with Section 12.05, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably determined by it to be material, then Borrower shall pay to such Lender within five Business Days of demand therefor in accordance with Section 5.01(c) such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c) Notification by Lender. The Lenders will promptly notify Borrower in writing of any event of which it has knowledge, occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder (which certificate shall state the reason for, and calculation of, such reduction in reasonable detail), shall be conclusive and binding on Borrower in the absence of fraud or manifest error. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Borrower of the event or change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the event or change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d) Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

(e) Notwithstanding the foregoing, if any Lender other than an Original Lender requests compensation under this Section 5.01, and such Lender has declined or is unable to designate a different lending office in accordance with Section 5.01(c), then such Lender shall be deemed an “Affected Lender” and Borrower shall be entitled to exercise its rights pursuant to Section 2.07, subject to the limitations set forth in such Section 2.07.

5.02 Reserved.

5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be materially disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof in writing following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (b) if such Requirement of Law shall so mandate, the Loans shall be repaid by Borrower on or before such date as shall be mandated by such Requirement of Law, together with all accrued and unpaid interest thereon and other amounts due with respect thereto in accordance with this Agreement.

5.04 Reserved.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

5.05 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in good faith) requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of each Lender, timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 5, Borrower shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Lender.

(d) Indemnification. Borrower shall reimburse and indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall timely deliver to Borrower at the time or times reasonably requested by Borrower such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that, other than in the case of U.S. Federal withholding Taxes including FATCA, such Lender has received written notice from Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation. In addition, any Lender shall deliver such other documentation prescribed by applicable law as reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.05(e)(ii)(A), (B), (C) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

a. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed originals of IRS Form W-8ECI (or successor form);

c. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or successor form); or

d. to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN (or successor form), a U.S. Tax Compliance Certificate, IRS Form W-9 (or successor form), and/or other certification documents from each

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

(D) any Foreign Lender shall deliver to Borrower before the date on which it is entitled to receive any payment under this Agreement any forms and information necessary to establish that such Foreign Lender is not subject to withholding tax under FATCA.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall timely update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.05(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.05(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.05(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Mitigation Obligations. If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.05, then such Lender shall (at the request of

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.05, as the case may be, in the future, (ii) not subject such Lender to any material unreimbursed cost or expense and (iii) not otherwise be materially disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

SECTION 6

CONDITIONS PRECEDENT

6.01 Conditions to the Initial Borrowing. The obligation of each Lender to make a Loan as part of the first Borrowing hereunder shall not become effective until the following conditions precedent (excluding clauses (a) and (b) below) shall have been satisfied or waived in writing by the Majority Lenders:

(a) Borrowing Date. Such Borrowing shall be made on the Closing Date.

(b) Amount of Initial Borrowing. The amount of such Borrowing shall equal $20,000,000.

(c) No Other Secured Debt. On the Closing Date, no Obligor shall have any secured Indebtedness outstanding or available to be drawn, other than under this Agreement and under any Permitted Indebtedness and except as identified on Schedule 6.01(c) and which Indebtedness shall be repaid in full on the Closing Date in accordance with the Existing Debt Payoff Letter with the proceeds of such Borrowing.

(d) Terms of Material Agreements, Etc. Lenders shall be reasonably satisfied with the terms and conditions of all of the Obligors’ Material Agreements set forth on Schedule 7.14 hereto.

(e) No Law Restraining Transactions. No applicable law or regulation shall restrain, prevent or, in the reasonable judgment of the Lenders, impose materially adverse conditions upon the Transactions.

(f) Payment of Fees. Lenders shall be satisfied with the arrangements to deduct the fees set forth herein from the proceeds advanced.

(g) Lien Searches. Lenders shall be satisfied with Lien searches on Borrower and its Subsidiaries dated as of a recent date prior to the Closing Date.

(h) Documentary Deliveries. The Lenders shall have received the following documents, each of which shall be in form and substance satisfactory to the Lenders:

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(i) Agreement. This Agreement duly executed and delivered by Borrower and each of the other parties hereto.

(ii) Security Documents.

(A) The Security Agreement, duly executed and delivered by each of the Obligors;

(B) Each of the Short-Form IP Security Agreements, duly executed and delivered by the applicable Obligor;

(C) Evidence of filing of UCC-1 financing statements against each Obligor in its jurisdiction of formation or incorporation, as the case may be;

(D) Each of the Short-Form IP Security Agreements in form appropriate for filing in the United States Patent and Trademark Office or the United States Copyright office, as applicable; and

(E) Duly executed control agreements in favor of the Lenders for all Deposit Accounts, Securities Accounts and Commodity Accounts other than Excluded Accounts owned by the Obligors in the United States as of the date hereof.

(F) Without limitation, all other documents and instruments reasonably required to perfect the Lenders’ Lien on, and security interest in, the Collateral required to be delivered on or prior to the Closing Date shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Lenders, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

(iii) Notes. Any Notes requested in accordance with Section 2.04.

(iv) Approvals. Certified copies of all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals), and of all third-party consents and approvals, necessary in connection with the making and performance by the Obligors of the Loan Documents and the Transactions.

(v) Corporate Documents. Certified copies of the constitutive documents of each Obligor (if publicly available in such Obligor’s jurisdiction of formation) and of resolutions of the Board of Directors (or shareholders, if applicable) of each Obligor authorizing the making and performance by it of the Loan Documents to which it is a party.

(vi) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(vii) Officer’s Certificate. A certificate, dated the Closing Date and signed by a Responsible Officer of Borrower, confirming compliance with the conditions set forth in Section 6.03.

(viii) Opinions of Counsel. A customary opinion, dated the Closing Date, of counsel to each Obligor in form reasonably acceptable to the Lenders and their counsel, responsive to the requests set forth in Exhibit F.

(ix) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by Borrower pursuant to Section 8.05(b) and the designation of the Lenders as the loss payees or additional named insured, as the case may be, thereunder.

(x) [Reserved]

(xi) SBA Forms. Completed SBA Forms 480, 652, and 1031 (Parts A and B), showing Borrower’s financial projections (including balance sheets and income and cash flow statements) for the period described therein and a representation to PIOP of Borrower’s intended use of proceeds of the Loans (the “Use of Proceeds Statement”).

6.02 Conditions to Subsequent Borrowing. The obligation of each Lender to make a Loan (other than a PIK Loan) as part of a subsequent Borrowing hereunder is subject to the following conditions precedent:

(a) Second Borrowing Milestone. The Second Borrowing Milestone must have been achieved.

(b) Amount of Subsequent Borrowing. The amount of such Borrowing shall not be less than $5,000,000 and shall not exceed $15,000,000.

(c) Two Borrowings. After giving effect to such Borrowing, no more than two Borrowings shall have been made.

(d) Notice of Milestone Achievement and Audit. Borrower shall have delivered to the Lenders a notice certifying achievement of the Second Borrowing Milestone no later than 45 days after achieving such milestone, which notice shall demonstrate in reasonable detail such achievement and be accompanied by such financial information supporting such certification as may be reasonably requested by the Lenders.

(e) Notice of Borrowing. The Notice of Borrowing required pursuant to Section 6.03(d) and Section 2.02 shall have been received no later than 90 calendar days following achievement of the Second Borrowing Milestone.

6.03 Conditions to Each Borrowing. The obligation of each Lender to make a Loan (other than a PIK Loan) as part of any Borrowing hereunder is also subject to satisfaction of the following further conditions precedent on the applicable Borrowing Date:

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(a) Commitment Period. Such Borrowing Date shall occur during the Commitment Period.

(b) No Default; Representations and Warranties. Both immediately prior to the making of such Loan and after giving effect thereto and to the intended use thereof:

(i) no Default shall have occurred and be continuing; and

(ii) the representations and warranties made by Borrower in Section 7, shall be true in all material respects (unless such representation by its terms is subject to a materiality qualifier, in which case without additional qualification for materiality) on and as of the Borrowing Date, and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date (except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true in all material respects (unless such representation by its terms is subject to a materiality qualifier, in which case without additional qualification for materiality) on such earlier date).

(c) Financing Fee. Each Lender shall have received its portion of the fees payable pursuant to Section 2.03.

(d) Notice of Borrowing. Capital Royalty Partners II L.P. shall have received a Notice of Borrowing as and when required pursuant to Section 2.02, and in the case of the second Borrowing, when required pursuant to Section 6.02(e).

Each Borrowing shall constitute a certification by Borrower to the effect that the conditions set forth in this Section 6.03 have been fulfilled as of the applicable Borrowing Date.

SECTION 7

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Lenders that:

7.01 Power and Authority. Each of Borrower and its Subsidiaries (a) is a duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted except to the extent that failure to have the same would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would reasonably be expected to have a Material Adverse Effect, (d) has full power, authority and legal right to make and perform each of the Loan Documents to which it is a party and, in the case of Borrower, to borrow the Loans hereunder and (e) is in material compliance with all applicable Laws to which it is subject and all Material Agreements to which it is a party.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.02 Authorization; Enforceability. The Transactions are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.03 Governmental and Other Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) as would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any Material Agreement, or give rise to a right thereunder to require any payment to be made by any such Person except as disclosed on Schedule 7.03, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of Borrower and its Subsidiaries.

7.04 Financial Statements; Material Adverse Change.

(a) Financial Statements. Borrower has heretofore furnished to the Lenders certain financial statements as provided for in Section 8.01. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements previously-delivered statements of the type described in Section 8.01(b). Neither Borrower nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements.

(b) No Material Adverse Change. Since December 31, 2012, there has been no Material Adverse Change.

7.05	Properties.

(a) Property Generally. Each Obligor has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal Property material to its business, subject only to Permitted Liens and except as set forth in Schedule 7.05(a) and for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Intellectual Property. The Obligors represent and warrant to the Lenders as of the date hereof as follows, and the Obligors acknowledge that the Lenders are relying on such representations and warranties in entering into this Agreement:

(i) Schedule 7.05(b) contains:

(A) a complete and accurate list of all applied for or registered Patents owned by or exclusively licensed to the Obligors, including the jurisdiction and patent number;

(B) a complete and accurate list of all applied for or registered Trademarks owned by or exclusively licensed to the Obligors, including the jurisdiction, trademark application or registration number and the application or registration date; and

(C) a complete and accurate list of all applied for or registered Copyrights owned by or exclusively licensed to the Obligors;

(ii) Except as set forth in Schedule 7.05(b), each Obligor is the absolute beneficial owner of all right, title and interest in and to Material Intellectual Property, with no breaks in chain of title, listed on Schedule 7.05(b) as owned by such Obligor with good and marketable title, free and clear of any Liens or Claims of any kind whatsoever other than Permitted Liens. Without limiting the foregoing, and except as set forth in Schedule 7.05(b):

(A) other than with respect to the Material Agreements, or as would have been permitted by Section 9.09 below, the Obligors have not transferred ownership of Material Intellectual Property listed on Schedule 7.05(b) as owned by such Obligors, in whole or in part, to any other Person who is not an Obligor;

(B) other than (i) the Material Agreements, (ii) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure agreements, or (iii) as would have been or is permitted by Section 9.09 below, there are no judgments, covenants not to sue, permits, grants, licenses, Liens (other than Permitted Liens), Claims, or other agreements or arrangements relating to Borrower’s Material Intellectual Property, including any development, submission, services, research, license or support agreements, which bind, obligate or otherwise restrict the Obligors in any manner that would reasonably be expected to have a Material Adverse Effect;

(C) the use of any of the Obligor Intellectual Property in the business of Borrower as currently conducted or as currently contemplated to be conducted, to Borrower’s Knowledge, does not breach, violate, infringe or interfere with or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(D) there are no pending or, to Borrower’s Knowledge, threatened in writing Claims against the Obligors asserted by any other Person relating to the Obligor Intellectual Property owned by or exclusively licensed to Obligors, including any Claims of adverse ownership, invalidity, infringement, misappropriation, violation or other opposition to or conflict with such Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect; the Obligors have not received any written notice from any Person that Borrower’s business, the use of the Obligor Intellectual Property in the business of Borrower as currently conducted, or the manufacture, use or sale of any product or the performance of any service by Borrower infringes upon, violates or constitutes a misappropriation of, or may infringe upon, violate or constitute a misappropriation of, or otherwise interfere with, any other Intellectual Property of any other Person;

(E) to the Borrower’s Knowledge no Obligor Intellectual Property owned by or exclusively licensed to Obligors is being infringed, violated, misappropriated or otherwise used by any other Person without the express authorization of the Obligors. Without limiting the foregoing, the Obligors have not put any other Person on notice in writing of actual or potential infringement, violation or misappropriation of any of the Material Intellectual Property owned by or exclusively licensed to Obligors; the Obligors have not initiated the enforcement of any Claim with respect to any of the Obligor Intellectual Property owned by or exclusively licensed to Obligors;

(F) all relevant current and former employees and contractors of Borrower who were involved in, or who contributed to, the creation or development of any Material Intellectual Property owned or purported to be owned by the Obligors have executed written confidentiality and invention assignment Contracts with Borrower that irrevocably assign to Borrower or its designee all of their rights to any Inventions relating to Borrower’s business that are conceived or reduced to practice by such employees within the scope of their employment or by such contractors within the scope of their contractual relationship with Borrower, to the extent permitted by applicable law;

(G) to the Borrower’s Knowledge, the Obligor Intellectual Property is all the Intellectual Property necessary for the operation of Borrower’s business as it is currently conducted, except for such Intellectual Property the absence of which would not reasonably be expected to have a Material Adverse Effect;

(H) the Obligors have taken reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property consisting of trade secrets and confidential information, except as would not reasonably be expected to have a Material Adverse Effect.

(I) each Obligor has made available to the Lenders accurate and complete copies of all Material Agreements relating to the Obligor Intellectual Property;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(J) there are no pending or, to the Borrower’s Knowledge, threatened in writing Claims against the Obligors regarding the Obligor Intellectual Property asserted by any other Person relating to the Material Agreements, including any Claims of breach or default under such Material Agreements, except as would not reasonably be expected to have a Material Adverse Effect;

(iii) With respect to the Material Intellectual Property owned by or for which prosecution is controlled by Obligors consisting of Patents, except as set forth in Schedule 7.05(b), and without limiting the representations and warranties in Section 7.05(b)(ii):

(A) each of the issued claims in such Patents, to Borrower’s Knowledge, is valid and enforceable;

(B) the inventors claimed in such Patents have executed written Contracts with Borrower or its predecessor-in-interest that properly and irrevocably assigns to Borrower or predecessor-in-interest all of their rights to any of the Inventions claimed in such Patents to the extent permitted by applicable law;

(C) none of the Patents, or the Inventions claimed in them, have been dedicated to the public except as a result of intentional decisions made by the applicable Obligor;

(D) to Borrower’s Knowledge, all prior art material to such Patents was adequately disclosed to or considered by the respective patent offices during prosecution of such Patents to the extent required by applicable law or regulation;

(E) subsequent to the issuance of such Patents, neither Borrower nor any Subsidiary Guarantors or their predecessors in interest, have filed any disclaimer or filed any other voluntary reduction in the scope of the Inventions claimed in such Patents;

(F) no allowable or allowed subject matter of such Patents, to Borrower’s Knowledge, is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party and have not been the subject of any interference, re-examination or opposition proceedings, nor, to Borrower’s Knowledge, is there any basis for any such interference;

(G) no such Patents, to Borrower’s Knowledge, have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents in the applicable Patent Office recorded with respect to any Patents, the Obligors have not received any written notice asserting that such Patents are invalid, unpatentable or unenforceable; if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral;

(H) the Obligors have not received any written opinion of counsel which concludes that a challenge to the validity or enforceability of any of such Patents is more likely than not to succeed;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(I) to the Borrower’s Knowledge, neither the Obligors nor any prior owner of such Patents or their respective agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patents; and

(J) all maintenance fees, annuities, and the like due or payable on the Patents have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor or would not reasonably be expected to result in a Material Adverse Change.

(iv) none of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective Lender with respect to the Material Intellectual Property; provided that this representation and warranty in this subsection (iv) is only as to the Knowledge of Borrower with respect to any Material Intellectual Property licensed to any of the Obligors.

(c) In Licensed Material Intellectual Property. Schedule 7.05(c) contains an accurate list of the licenses, sublicenses or other agreements under which the Company is granted rights by others in Material Intellectual Property.

7.06 No Actions or Proceedings.

(a) Litigation. There is no litigation, investigation or proceeding pending or, to the Borrower’s Knowledge, threatened in writing with respect to Borrower and its Subsidiaries by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06 or (ii) that involves this Agreement or the Transactions.

(b) Environmental Matters. To the Knowledge of Borrower, the operations and Property of Borrower and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(c) Labor Matters. Borrower has not engaged in unfair labor practices and there are no material labor actions or disputes involving the employees of Borrower.

7.07 Compliance with Laws and Agreements. Each of the Obligors is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and except as disclosed on Schedule 7.07. No Default has occurred and is continuing.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.08 Taxes. Except as set forth on Schedule 7.08, each of the Obligors has timely filed or caused to be filed all income and other material tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

7.09 Full Disclosure. Borrower has disclosed to the Lenders all Material Agreements to which any Obligor is subject, and all other matters to its Knowledge, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

7.10 Regulation.

(a) Investment Company Act. Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b) Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

7.11 Solvency. Borrower is and, immediately after giving effect to the Borrowing and the use of proceeds thereof will be, Solvent.

7.12 Subsidiaries. Schedule 7.12 is a complete and correct list of all Subsidiaries of Borrower as of the date hereof, each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by Borrower of each such Subsidiary is as shown in said Schedule 7.12.

7.13 Indebtedness and Liens. Schedule 7.13(a) is a complete and correct list of all Indebtedness of each Obligor outstanding as of the date hereof. Schedule 7.13(b) is a complete and correct list of all Liens granted by Borrower and other Obligors with respect to their respective Property and outstanding as of the date hereof.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.14 Material Agreements. Schedule 7.14 is a complete and correct list of (i) each Material Agreement existing on the date hereof and (ii) each agreement creating or evidencing any Material Indebtedness existing on the date hereof. No Obligor is in material default under any such Material Agreement or agreement creating or evidencing any Material Indebtedness. Except as otherwise disclosed on Schedule 7.14, all material vendor purchase agreements and provider contracts of the Obligors are in full force and effect without material modification from the form in which the same were disclosed to the Lenders.

7.15 Restrictive Agreements. None of the Obligors are subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.11, except for any indenture, agreement, instrument or other arrangement described on Schedule 7.15 or otherwise permitted under Section 9.11 (each, a “Permitted Restrictive Agreement”).

7.16 Real Property.

(a) Generally. Neither Borrower nor any of its Subsidiaries owns or leases (as tenant thereof) any real property, except as described on Schedule 7.16.

(b) Borrower Lease.

(i) Borrower has delivered a true, accurate and complete copy of the Borrower Lease to Lenders.

(ii) Borrower Lease is in full force and effect and no default has occurred under the Borrower Lease and, to the Knowledge of Borrower, there is no existing condition which, but for the passage of time or the giving of notice, could reasonably be expected to result in a default under the terms of the Borrower Lease except as disclosed on Schedule 7.16.

(iii) Except as disclosed on Schedule 7.16, Borrower is the tenant under the Borrower Lease and has not transferred, sold, assigned, conveyed, disposed of, mortgaged, pledged, hypothecated, or encumbered any of its interest in, the Borrower Lease.

7.17 Pension Matters. Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Except for those that could not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the Knowledge of any Obligor or Subsidiary thereof, threatened in writing) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event has occurred or is reasonably expected to occur. Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

7.18 Collateral; Security Interest. Each Security Document is effective to create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest upon the filing of all UCC financing statements and Short-Form IP Security Agreements naming Borrower and the Subsidiary Guarantors as debtor shall be perfected to the extent required by (and has the priority required by) the applicable Security Document to the extent the same may be perfected by the filing of a financing statement or a Short-Form IP Security Agreement. The Security Documents collectively are effective to create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral, which security interests are first-priority (except with respect to Permitted Priority Liens).

7.19 Regulatory Approvals. Borrower and its Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all material Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for Borrower and its Subsidiaries to conduct their operations and business in the manner currently conducted.

7.20 Small Business Concern. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others (other than to its Subsidiaries), purchasing debt obligations, factoring or long term leasing of equipment with no provision for maintenance or repair, and Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. Borrower acknowledges that it has been advised that PIOP is a Small Business Investment Company and licensee under the SBIC Act. The information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652, and Form 1031 is accurate and complete. Borrower acknowledges that the Lenders are relying on the representations and warranties made by Borrower to the SBA in the SBA Form 480 provided to the Lenders.

7.21 Update of Schedules. Each of Schedules 7.05(b) (in respect of the lists of Patents, Trademarks, Copyrights and license agreements under Section 7.05(b)(i)), 7.05(c), 7.06, 7.14 and 7.16, may be updated by Borrower prior to each Borrowing Date to insure the continued accuracy of such Schedule as of such Borrowing Date, by Borrower providing to the Lenders, in writing (including by electronic means), a revised version of such Schedule in accordance with the provisions of Section 12.02. Each such updated Schedule shall be effective immediately upon the receipt thereof by the Lenders.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

SECTION 8

AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than inchoate indemnification and reimbursement obligations and other obligations which, by their terms, survive termination of this Agreement) have been paid in full in cash:

8.01 Financial Statements and Other Information. Borrower will furnish to the Lenders:

(a) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year (or 60 days, in the case of the fourth fiscal quarter), the consolidated and consolidating balance sheets of the Obligors as of the end of such quarter, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present in all material respects the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(b) as soon as available and in any event within 180 days after the end of each fiscal year, the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of Ernst & Young, any other “Big Four” accounting firm, or any other firm of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception as to the scope of such audit (other than a qualification resulting solely from the scheduled maturity of the Loans occurring within one year from the time such opinion is delivered), and in the case of such consolidating financial statements, certified by a Responsible Officer of Borrower;

(c) [Reserved]

(d) together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate”) including details of any issues that are material that are raised by auditors and, notice of any of the following occurring since the delivery of the last delivered Compliance Certificate (or the Closing Date, as appropriate): (i) the termination of any Material Agreement; (ii) the receipt by Borrower or any of its Subsidiaries of any material notice under any Material Agreement; (iii) the entering into of any new Material Agreement by an Obligor; or (iv) (but solely with respect to Compliance Certificates delivered together with the financial statements required under Section 8.01(b)) any material amendment to a Material Agreement;

(e) promptly upon receipt thereof, copies of all letters of representation signed by an Obligor to its auditors and copies of all auditor reports delivered for each fiscal quarter;

(f) as soon as available, a consolidated financial forecast for Borrower and its Subsidiaries for the following five fiscal years, including forecasted consolidated balance sheets, consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries;

(g) promptly after the same are released, copies of all press releases;

(h) promptly, and in any event within five Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Borrower may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor; and

(i) the information regarding insurance maintained by Borrower and its Subsidiaries as required under Section 8.05.

(j) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year (or 60 days, in the case of the fourth fiscal quarter), an updated Schedule 7.14 listing a complete and correct list of each Material Agreement and each agreement creating or evidencing any Material Indebtedness existing on the date thereof.

8.02 Notices of Material Events. Borrower will furnish to the Lenders written notice of the following promptly after a Responsible Officer first learns of the existence of:

(a) the occurrence of any Default;

(b) notice of the occurrence of any event with respect to a material portion of property or assets resulting in an uninsured Loss;

(c) (A) any proposed acquisition of stock, assets or property by any Obligor that would reasonably be expected to result in material environmental liability under Environmental Laws, and (B)(1) upon a Responsible Officer obtaining Knowledge thereof, the spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to Borrower’s Knowledge, threatened in writing against or affecting Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material which would reasonably be expected to result in a Material Adverse Effect;

(d) the receipt of written notice from a Governmental Authority alleging violation of any permits, licenses or authorizations, which violation would reasonably be expected to have a Material Adverse Effect;

(e) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any of its Subsidiaries that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(g) [Reserved];

(h) the reports and notices as required by the Security Documents;

(i) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors;

(j) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor;

(k) a licensing agreement or arrangement entered into by Borrower or any Subsidiary in connection with any infringement or alleged infringement of the Intellectual Property of another Person;

(l) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(m) concurrently with the delivery of financial statements under Section 8.01(b), the creation or other acquisition of any Intellectual Property by Borrower or any Subsidiary after the date hereof and during such prior fiscal year which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable;

(n) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Majority Lenders may from time to time reasonably request; or

(o) any change to the Borrower’s and each Subsidiary Guarantor’s ownership of deposit accounts, securities accounts and commodity accounts, and whether such accounts shall be deemed “Excluded Accounts”, by delivering to the Lenders an updated Annex 7 to the Security Agreement setting forth a complete and correct list of all such accounts as of the date of such change.

Each notice delivered under this Section 8.02 (other than with respect to clauses (h), (i), (m), (n) and (o)) shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

8.03 Existence; Conduct of Business. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03. Without obtaining the prior written approval of PIOP, Borrower will not change within one (1) year after the Closing Date, Borrower’s business activity to a business activity to which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act, as more specifically set forth under Part 107.720 of Title 13 of the United States Code of Federal Regulations. If Borrower’s business activity changes to such a prohibited business activity or the proceeds are used for ineligible business activities, Borrower will use all commercially reasonable efforts and cooperate in good faith to assist PIOP to sell or transfer its Proportionate Share of the Loans in a commercially reasonable manner; provided that in no way shall this be considered PIOP’s sole remedy if Borrower’s business activity changes to such a prohibited business activity.

8.04 Payment of Obligations. Borrower will, and will cause each of its Subsidiaries to, pay and discharge its obligations when due, including (i) all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Borrower or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and (iii) all Indebtedness other than Permitted Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.05 Insurance. Borrower will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the reasonable request of Majority Lenders, Borrower shall furnish the Lenders from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Borrower shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to Borrower without at least 30 days’ prior written notice to Borrower and the Lenders. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Lenders to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Borrower.

8.06 Books and Records; Inspection Rights. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Majority Lenders (in each case who have signed a non-disclosure agreement in form and substance satisfactory to Borrower, but in all cases excluding Excluded Persons unless an Event of Default under Section 11.01(h) or 11.01(i) has occurred and is continuing or an Event of Default under any other clause of Section 11.01 has occurred and is continuing for at least ninety (90) consecutive days), upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make copies of its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (but not more often than once a year unless an Event of Default has occurred and is continuing); provided, however, that Borrower and its Subsidiaries shall only be required to use commercially reasonable efforts to provide Lenders and such representatives with access to their independent accountants.

8.07 Compliance with Laws and Other Obligations. Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) comply in all material respects with all terms of Indebtedness and all other Material Agreements, except, in the case of each of (i) and (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

8.08	Maintenance of Properties, Etc.

(a) Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Without limiting the generality of clause (a) above, Borrower shall comply with each of the following covenants with respect to the Borrower Lease:

(i) Borrower shall diligently perform and timely observe all of the material terms, covenants and conditions of the Borrower Lease on the part of Borrower to be performed and observed prior to the expiration of any applicable grace period therein provided.

(ii) Borrower shall promptly notify Lenders of the giving of any written notice by Borrower Landlord to Borrower of any default by Borrower thereunder, and promptly deliver to Lenders a true copy of each such notice. If Borrower shall be in default under the Borrower Lease, Lenders shall have the right (but not the obligation) to cause the default or defaults under the Borrower Lease to be remedied.

(c) If Borrower acquires or becomes the owner of any real property at any time after the Closing Date, Borrower shall (i) enter into a mortgage securing the Obligations in favor of the Lenders, and (ii) in connection therewith, execute real property security waivers reasonably requested by the Lenders in form reasonably satisfactory to the Lenders.

8.09 Licenses. Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except in each case, where failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.10 Action under Environmental Laws. Borrower shall, and shall cause each of its Subsidiaries to, upon a Responsible Officer becoming aware of the presence of any Hazardous Materials or the existence of any material environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all commercially reasonable actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws.

8.11 Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.05. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the applicable Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X. Neither Borrower nor any of its affiliates (as that term is defined in Section 121.103 of Title 13 of the United States Code of Federal Regulation) will engage in any activities or use directly or indirectly the proceeds from the Loans for any purpose for which an SBIC is prohibited from providing funds by the SBIC Act as set forth in Section 107.720 of Title 13 of the United States Code of Federal Regulation.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.12 Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiary Guarantors. Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries that are Domestic Subsidiaries of Borrower, and such Foreign Subsidiaries as are required under Section 8.12(b), are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that is a Domestic Subsidiary or a Foreign Subsidiary meeting the requirements of Section 8.12(b), Borrower and its Subsidiaries will, as soon as reasonably practicable and in any event within 45 days of the formation or acquisition of such Subsidiary (during which time such Domestic Subsidiary or Foreign Subsidiary shall not engage in any transactions with Borrower and its Subsidiaries exceeding the value of $10,000 in the aggregate total for all such transactions):

(i) cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii) take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Priority Liens) Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder;

(iii) to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement, cause such parent to execute and deliver a pledge agreement in favor of the Lenders in respect of all outstanding issued shares of such Subsidiary; and

(iv) deliver such proof of corporate action, incumbency of officers, and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 on the Closing Date or as the Majority Lenders shall have reasonably requested.

(b) Foreign Subsidiaries. In the event that, at the end of any fiscal quarter , (i) two or more Foreign Subsidiaries of Borrower have, in the aggregate, total revenues from third parties constituting 20% or more of the total revenues of Borrower and its Subsidiaries on a consolidated basis for the four quarter period ending on the last day of such fiscal quarter, or (ii) any Foreign Subsidiary of Borrower has total revenues from third parties constituting 10% or more of the total revenues of Borrower and its Subsidiaries on a consolidated basis for the four quarter period ending on the last day of such fiscal quarter , Borrower shall promptly (and, in any event, within sixty (60) days after such time), (A) in the case of subclause (i) above, cause one or

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

more of such Foreign Subsidiaries to become Subsidiary Guarantors in the manner set forth in Section 8.12(a), such that, after such Subsidiaries become Subsidiary Guarantors, the non-guarantor Foreign Subsidiaries in the aggregate shall cease to have revenues that meet the threshold set forth in subclause (i) above, and (B) in the case of subclause (ii) above, cause such Foreign Subsidiary to become a Subsidiary Guarantor in the manner set forth in Section 8.12(a); provided that no Foreign Subsidiary shall be required to become a Subsidiary Guarantor if doing so would be reasonably likely to have an adverse tax consequence for the Borrower or any of its Subsidiaries as determined in good faith by the Borrower.

(c) Further Assurances. Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Majority Lenders to effectuate the purposes and objectives of this Agreement.

8.13 Termination of Non-Permitted Liens. In the event that a Responsible Officer of Borrower or any of its Subsidiaries shall become aware or be notified by the Lenders of the existence of any outstanding Lien against any Property of Borrower or any of its Subsidiaries, which Lien is not a Permitted Lien, Borrower shall use commercially reasonable efforts to promptly terminate or cause the termination of such Lien.

8.14	Intellectual Property.

(a) Notwithstanding any provision in this Agreement or any other Loan Documents to the contrary, the Lenders are not assuming any liability or obligation of Borrower, the Subsidiary Guarantors or their Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Obligors, the Subsidiary Guarantors and/or their Affiliates as the case may be. Without limiting the foregoing, the Lenders are not assuming and shall not be responsible for any liabilities or Claims of Borrower, the Subsidiary Guarantors or their Affiliates, whether present or future, absolute or contingent and whether or not relating to the Obligors, the Obligor Intellectual Property, and/or the Material Agreements, and Borrower shall indemnify and save harmless the Lenders from and against all such liabilities, Claims and Liens.

(b) In the event that the Obligors acquire Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral hereunder, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein).

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.15 Small Business Documentation. Borrower shall accurately complete, execute, and deliver to PIOP prior to the Closing Date, SBA Forms 480, 652, and 1031 (Parts A and B).

8.16	Post-Closing Items.

(a) Borrower shall use commercially reasonable efforts to cause the Borrower Landlord to execute and deliver to Lenders the Landlord Consent in substantially the form attached hereto as Exhibit G, with such changes as may be reasonably agreed to by Borrower and Majority Lenders.

(b) Borrower shall use commercially reasonable efforts to execute and deliver to the Lenders such duly executed security or comparable agreements, as the Lenders may reasonably require with respect to Intellectual Property that is registered with a Governmental Authority in a jurisdiction within the European Union or in Canada, and take such other action as the Lenders may reasonably determine to be necessary or appropriate to duly record or otherwise perfect the security interest created thereunder in any jurisdictions within the European Union or in Canada where there are resident account obligors in such European Union jurisdiction or Canada accounting for revenues greater than 10% of the total consolidated revenues of Borrower and its Subsidiaries for the most recently ended four consecutive fiscal quarters, provided that notwithstanding any provision under this Agreement or other Loan Document to the contrary, the Borrower and its Subsidiaries shall not be responsible for legal and filing costs, fees, expenses and other amounts in excess of $10,000 for each such jurisdiction.

(c) Within three (3) Business Days of the Closing Date, Borrower shall deliver to the Lenders any capital stock certificates and undated stock powers executed in blank required to perfect by delivery the Lender’s Lien on, and security interest in, the Collateral.

SECTION 9

NEGATIVE COVENANTS

Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than inchoate indemnification and reimbursement obligations and other obligations which, by their terms, survive termination of this Agreement) have been paid in full indefeasibly in cash:

9.01 Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a) the Obligations;

(b) Indebtedness existing on the date hereof and set forth on Schedule 7.13(a) and Permitted Refinancings thereof; provided that, in each case, such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Majority Lenders;

(c) Permitted Priority Debt;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(d) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s or its Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(e) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by Borrower or any Subsidiary Guarantor in the ordinary course of business;

(f) Indebtedness (i) of Borrower to any Subsidiary Guarantor and (ii) of any Subsidiary Guarantor to Borrower or any other Subsidiary Guarantor;

(g) Guarantees by Borrower of Indebtedness of any Subsidiary Guarantor and by any Subsidiary Guarantor of Indebtedness of Borrower or any other Subsidiary Guarantor; provided that such Indebtedness is permitted under this Section 9.01;

(h) normal course of business equipment financing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness, does not exceed $2,000,000 (or the Equivalent Amount in other currencies) per fiscal year (the “Equipment Financing Limitation”); provided, that, to the extent Borrower and its Subsidiaries do not incur Indebtedness up to the Equipment Financing Limitation in any fiscal year, the Borrower and its Subsidiaries may carry forward 100% of the unutilized portion;

(i) Permitted Subordinated Debt;

(j) Indebtedness incurred in a transaction specifically permitted under Section 9.10(d);

(k) Indebtedness approved in advance in writing by the Majority Lenders.

(l) Indebtedness incurred by Borrower or any of its Subsidiaries arising from (i) agreements providing for indemnification, adjustment of purchase price, earnouts or similar obligations, or from guarantees, surety bonds or performance bonds securing the performance of Borrower or any Subsidiary pursuant to such agreements, solely in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary, up to the amount of the Permitted Acquisitions Cap only, and (ii) letters of credit securing real property leases or entered into in the ordinary course of business, provided that with respect to subclause (i) and (ii) above, any such guarantee, letter of credit, surety bond or performance bond may be secured by cash collateral up to a maximum of $1,000,000 in the aggregate only, provided further that if the aggregate amount of all Indebtedness with respect to subclause (i) above plus the aggregate amount of all Permitted Acquisitions exceed the Permitted Acquisitions Cap, then such excess amount may only be permitted hereunder if such Indebtedness meets the definition of “Permitted Subordinated Debt”;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(m) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(n) Indebtedness incurred under Hedging Agreements entered into in the ordinary course for bona fide hedging purposes consistent with GAAP and not for speculative purposes not exceeding $250,000 (or the Equivalent Amount in other currencies) at any time outstanding in the aggregate (determined on a net obligations basis); and

(o) Unsecured Indebtedness of Borrower or its Subsidiaries in an aggregate principal amount not exceeding $100,000 at any time outstanding in connection with Borrower’s credit card program.

9.02 Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (collectively, “Permitted Liens”):

(a) Liens securing the Obligations;

(b) any Lien on any property or asset of Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 7.13(b); provided that (i) no such Lien shall extend to any other property or asset of Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens described in the definition of “Permitted Priority Debt”;

(d) Liens securing Indebtedness permitted under Section 9.01(h); provided that such Liens are restricted solely to the collateral described in Section 9.01(h);

(e) Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens, non-exclusive licenses or sublicenses granted to third parties in the ordinary course of business and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(f) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(g) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(h) servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(i) with respect to any real Property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real Property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to applicable Laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(j) Bankers liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(k) Any Lien existing on any property or asset prior to the acquisition thereof by Borrower or any of its Subsidiaries or existing on any property or assets of any Person that becomes a Subsidiary of the Borrower after the date hereof prior to the time such Person becomes a Subsidiary of Borrower, as the case may be, in each case pursuant to a Permitted Acquisition or other transaction permitted hereunder; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary of Borrower and (ii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Borrower, as the case may be and such Lien is (iii) otherwise permitted under this Section 9.02;

(l) Liens consisting of judgment or judgment attachment liens not giving rise to an Event of Default;

(m) Liens on cash deposits (i) to secure obligations under Hedging Agreements permitted under Section 9.01(n), provided that such Liens may extend solely to cash less than or equal to $250,000 and (ii) to cash collateralize reimbursement obligations with respect to letters of credit permitted under Section 9.01(l), provided that such Liens may extend solely to cash less than or equal to $1,000,000;

(n) Leases, subleases, non-exclusive licenses or sublicenses granted to third parties in the ordinary course of business;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(o) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

(p) Purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leasing of personal property entered into in the ordinary course of business;

(q) Liens arising by operation of law or contract on insurance policies and proceeds thereof to secure premiums payable thereunder;

(r) Liens consisting of security deposits in connection with leases, subleases, sublicenses, use and occupancy agreements, utility services and similar transactions entered into by Borrower or a Subsidiary of Borrower in the ordinary course of business and not required as a result of any breach of any agreement or default in payment of any obligations;

(s) Liens arising solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; and

(t) Liens in connection with cash collateral for letters-of-credit securing real property leases.

provided that no Lien otherwise permitted under any of the foregoing Sections 9.02(b), (c), (d), (e), (f), (k), or (l) shall apply to any Material Intellectual Property.

9.03 Fundamental Changes and Acquisitions. Borrower will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (iii) make any Acquisition or otherwise acquire any business or substantially all the property from, or capital stock of, or be a party to any acquisition of, any Person. Notwithstanding the foregoing provisions of this Section 9.03:

(a) Borrower and its Subsidiaries may make Investments permitted under Section 9.05;

(b) any Subsidiary may be merged, amalgamated or consolidated with or into Borrower or any Subsidiary Guarantor (providing that Borrower or such Subsidiary Guarantor is the surviving entity);

(c) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to Borrower or a Subsidiary Guarantor; and

(d) the capital stock of any Subsidiary may be sold, transferred or otherwise disposed of to Borrower or a Subsidiary Guarantor; and

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(e) Borrower and its Subsidiaries may make Permitted Acquisitions, not to exceed $5,000,000 in the aggregate over the term of this Agreement (the “Permitted Acquisitions Cap”).

9.04 Lines of Business. Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the date hereof by Borrower or any Subsidiary or in a business that is complementary or reasonably related thereto.

9.05 Investments. Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Schedule 9.05;

(b) operating deposit accounts with banks;

(c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(d) Permitted Cash Equivalent Investments;

(e) Investments by Borrower and the Subsidiary Guarantors in Borrower’s wholly-owned Subsidiary Guarantors (for greater certainty, Borrower shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries);

(f) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(g) Investments consisting of employee loans, travel advances and guarantees in accordance with Borrower’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $200,000 outstanding at any time (or the Equivalent Amount in other currencies);

(h) Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(i) Investments permitted pursuant to Section 9.03;

(j) Permitted Indebtedness.

(k) Investments acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence prior to the date of such Permitted Acquisition so long as such investment is otherwise permitted under this Section 9.05;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(l) Loans or advances made by Borrower or any of its Subsidiaries to Borrower’s Foreign Subsidiaries not exceeding $250,000 at any time outstanding to any single Foreign Subsidiary or $750,000 in the aggregate at any time outstanding to all Foreign Subsidiaries, as determined by inter-company balances outstanding at any time and from time to time; and

(m) Investments not otherwise permitted hereunder not exceeding $250,000 in the aggregate.

9.06 Restricted Payments. Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) Borrower may declare and pay dividends and other distributions with respect to its capital stock or other Equity Interests payable solely in additional Equity Interests ;

(b) Borrower may purchase, redeem, retire, or otherwise acquire shares of its capital stock or other Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its capital stock or other Equity Interests;

(c) for the payment of dividends or making of other distributions by any Subsidiary to Borrower or to any other Subsidiary Guarantor;

(d) Borrower may redeem any capital stock or other Equity Interests from current or former officers and directors and current or former officers and directors and current or former employees (or their current or former spouses, their estates, their estate planning vehicles and their family members) up to $250,000 in the aggregate, provided that with respect to former officers, directors or employees, such redemption occurs within 30 days of the effective date of such person’s resignation or departure from Borrower; and

(e) any Subsidiary may pay a dividend or distribution to Borrower to allow Borrower to pay Taxes attributable to the Subsidiary that are due and owing.

9.07 Payments of Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) the Obligations and (ii) subject to any applicable terms of subordination if applicable, other Permitted Indebtedness.

9.08 Change in Fiscal Year. Borrower will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of Borrower’s.

9.09 Sales of Assets, Etc. Unless Borrower simultaneously makes the prepayment required under Section 3.03(b)(i), Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries) to any

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Person in one transaction or series of transactions (any thereof, an “Asset Sale”; it being understood, for the avoidance of doubt, that any non-exclusive license shall not constitute an Asset Sale), except for any of the following:

(a) transfers of cash in the ordinary course of its business for equivalent value;

(b) sales of inventory in the ordinary course of its business on ordinary business terms;

(c) strategic, development and other collaborative arrangements involving the license or disclosure of Patents, Trademarks, Copyrights or other Intellectual Property rights in the ordinary course of business (including exclusive licenses for territory or field of use) and consistent with general market practices, provided that such licenses must be true licenses as opposed to licenses that are sales transactions in substance;

(d) transfers of Property by any Obligor to any other Obligor;

(e) dispositions of any Property that is obsolete or worn out or no longer used or useful in the Business;

(f) those transactions permitted by Sections 9.03, 9.04 or 9.06;

(g) so long as no Default has occurred and is continuing, dispositions of non-core assets acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder, within one (1) year of such Permitted Acquisition or other Investment, in an aggregate amount not to exceed 20% of the total consideration of the total assets acquired in such Permitted Acquisition or other Investment;

(g) Asset Sales in exchange for non-cash consideration not to exceed $1,000,000 in a fiscal year;

(h) dispositions of delinquent accounts in connection with the compromise settlement or collection thereof in the ordinary course of business not to exceed $200,000 per fiscal year; and

(i) Asset Sales not otherwise permitted hereunder and approved by Majority Lenders and subject to the terms of
Section 3.03(b)(i).

9.10 Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except for any of the following:

(a) transactions between or among Obligors;

(b) any Permitted Indebtedness;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(c) any Investment permitted by Section 9.05;

(d) any Restricted Payment permitted by Section 9.06;

(e) any Asset Sale permitted by Section 9.09;

(f) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Borrower or any Subsidiary in the ordinary course of business,

(g) Borrower may issue debt or Equity Interests to Affiliates in exchange for cash, provided that the terms thereof are no less favorable (including the amount of cash received by Borrower) to Borrower than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower; and

(h) the transactions set forth on Schedule 9.10.

9.11 Restrictive Agreements. Except for Permitted Restrictive Agreements, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary; provided that:

(i) the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement and (y) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder;

(ii) the foregoing clause (a) shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Permitted Indebtedness if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases, in-bound licenses of Intellectual Property and other contracts restricting the assignment thereof;

(iii) the foregoing shall not apply to any stockholder agreement, charter, by laws or other organizational documents of Borrower or any Subsidiary as in effect on the date hereof and as amended as permitted hereunder; and

(iv) the foregoing shall not apply to Permitted Liens.

9.12 [Reserved]

9.13 Operating Leases.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(a) Borrower will not, and will not permit any of its Subsidiaries to, make any expenditures in respect of operating leases, except for:

(i) real estate operating leases;

(ii) operating leases between Borrower and any of its Subsidiaries or between any of Borrower’s wholly-owned Subsidiaries; and

(iii) operating leases that would not cause Borrower and its Subsidiaries, on a consolidated basis, to make payments exceeding $250,000 (or the Equivalent Amount in other currencies) in any fiscal year.

9.14 Sales and Leasebacks. Except as disclosed on Schedule 9.14, Borrower will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Borrower or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.15 Hazardous Material. Borrower will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply would not reasonably be expected to result in a Material Adverse Change.

9.16 Accounting Changes. Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

9.17 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect. No Obligor or Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

SECTION 10

FINANCIAL COVENANTS

10.01 Minimum Liquidity. Borrower shall maintain at all times Liquidity in an amount which shall exceed the greater of (i) $2,000,000 and (ii) to the extent Borrower has incurred Permitted Priority Debt, the minimum cash balance required of Borrower by Borrower’s Permitted Priority Debt creditors. Borrower shall provide the Lenders once a quarter a compliance certificate relating to the foregoing in such form reasonably satisfactory to the Majority Lenders; provided that, Lenders may request, and Borrower shall provide, proof of compliance with this Section 10.01 at any time.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

10.02 Minimum Revenue. Borrower and its Subsidiaries shall have annual Revenue from sales of the Products (for each respective calendar year, the “Minimum Required Revenue”):

(a) during the twelve month period beginning on January 1, 2013, of at least $12,000,000;

(b) during the twelve month period beginning on January 1, 2014, of at least $20,000,000;

(c) during the twelve month period beginning on January 1, 2015, of at least $30,000,000;

(d) during the twelve month period beginning on January 1, 2016, of at least $45,000,000;

(e) during the twelve month period beginning on January 1, 2017, of at least $60,000,000; and

(f) during the twelve month period beginning on January 1, 2018, of at least $75,000,000.

10.03 Cure Right.

(a) Notwithstanding anything to the contrary contained in Section 11, in the event that the Borrower fails to comply with the covenants contained in Section 10.02(b) through (f) (such covenants for such applicable periods being the “Specified Financial Covenants”), Borrower shall have the right within 90 (ninety) days of the end of the respective calendar year:

(i) to issue additional shares of Equity Interests in exchange for cash (the “Equity Cure Right”), or

(ii) to borrow Permitted Subordinated Debt (the “Subordinated Debt Cure Right” and, collectively with the Equity Cure Right, the “Cure Right”),

in an amount equal to (x) two (2) multiplied by (y) the Minimum Required Revenue less Borrower’s annual Revenue (the “Primary Cure Amount”); provided however that, if Borrower completes an equity financing that raises at least $5,000,000 in net cash proceeds on or before sixty (60) days after the Closing Date (including within 30 days prior to the Closing Date), Borrower shall instead be able, at its option, exercise its Cure Right in an amount equal to the Minimum Required Revenue less Borrower’s annual Revenue (the “Secondary Cure Amount” and, collectively with the Primary Cure Amount, the “Cure Amount”). The cash therefrom immediately shall be contributed as equity or subordinated debt (only as permitted pursuant to Section 9.01), as applicable, to Borrower, and upon the receipt by Borrower of the Cure Amount pursuant to the exercise of such Cure Right, such Cure Amount shall be deemed to constitute Revenue of Borrower for purposes of the Specified

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Financial Covenants and the Specified Financial Covenants shall be recalculated for all purposes under the Loan Documents. If, after giving effect to the foregoing recalculation, Borrower shall then be in compliance with the requirements of the Specified Financial Covenants, Borrower shall be deemed to have satisfied the requirements of the Specified Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Specified Financial Covenants that had occurred, the related Default and Event of Default, shall be deemed cured without any further action of Borrower or Lenders for all purposes under the Loan Documents.

(b) Notwithstanding anything herein to the contrary the Cure Amount received by Borrower from investors investing in or lending to Borrower pursuant to Section 10.03(a) shall be used to immediately prepay the Loan, without any Prepayment Premium, credited in the order set forth in Section 3.03(b)(i)(A)-(E).

SECTION 11

EVENTS OF DEFAULT

11.01	Events of Default. Each of the following events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or otherwise and such failure shall continue unremedied for a period of one (1) Business Day;

(b) any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished by Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier;

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, 8.03 (with respect to Borrower’s existence), 8.11, 8.12, 9 or 10;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(e) any Obligor shall breach, fail to observe, or fail to perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, including repudiation of any of the guaranties or any of the security interests in the Collateral, and such failure shall continue unremedied for a period of 25 or more days after written notice thereof from the Lenders is received by a Responsible Officer of Borrower;

(f) Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness;

(g) (i) any material breach of its obligations by, or “event of default” or similar event resulting from a breach or failure to perform by, any Obligor under, any Material Agreement, (ii) any breach that entitles the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity of, or “event of default” or similar event under, any Material Indebtedness shall occur, or (iii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness.

(h) any Obligor:

(i) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(ii) commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(iii) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(iv) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(v) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h) or in Section 11.01(i), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(i) any petition is filed, application made or other proceeding instituted against or in respect of Borrower or any Subsidiary:

(i) seeking to adjudicate it an insolvent;

(ii) seeking a receiving order against it;

(iii) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any material part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Borrower or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided further that if Borrower or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(j) any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 11.01(h) or (i);

(k) one or more uninsured judgments for the payment of money in an aggregate amount in excess of $750,000 (or the Equivalent Amount in other currencies) shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;

(l) (i) an ERISA Event shall have occurred that, in the opinion of the Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding (i) $250,000 in any year or (ii) $750,000 for all periods until repayment of the Loans;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(m) a Material Adverse Change shall have occurred;

(n) (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Lenders, free and clear of all other Liens (other than Permitted Liens), (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason be terminated, repudiated, or cease to be in full force and effect, (ii) the enforceability of any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall be contested by any Obligor;

(o) any injunction, whether temporary or permanent, shall be rendered by any Governmental Authority against any Obligor that prevents the Obligors from selling the Products or their commercially available successors if sales in such territory accounted for more than 50% of total sales revenue of Borrower and its Subsidiaries for the most recently ended four fiscal quarter periods, and such injunction shall continue to be in force for more than 60 consecutive calendar days.

11.02 Remedies. If an Event of Default shall have occurred and be continuing, Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the outstanding principal of the Loans so declared to be due and payable, together with accrued but unpaid interest thereon and all fees and other outstanding Obligations, shall become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; provided, however, in case of an Event of Default described in Section 11.01(h), (i) or (j), the Commitment shall automatically terminate and the outstanding principal of the Loans then outstanding, together with accrued interest thereon and all fees and other outstanding Obligations, shall automatically become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

SECTION 12

MISCELLANEOUS

12.01 No Waiver. No failure on the part of the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

12.02 Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or electronic mail) delivered, if to Borrower, another Obligor or the Lenders, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy or electronic mail shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication). Notices, documents, certificates and other deliverables to the Lenders by any Obligor may be made solely to the Control Agent and the Control Agent shall promptly deliver such notices, documents, certificates and other deliverables to the other Lenders hereunder.

12.03	Expenses, Indemnification, Etc.

(a) Expenses. Borrower agrees to pay or reimburse (i) the Lenders for all of their reasonable documented out of pocket costs and expenses (including the reasonable documented out-of-pocket fees and expenses of Morrison & Foerster LLP, special counsel to the Lenders, and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Lenders for all of their out of pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default; provided, however, that Borrower shall not be required to pay or reimburse any amounts pursuant to Section 12.03(a)(i)(x) in excess of $250,000; provided further that, so long as the Loans are consummated and all Commitments fully drawn prior to the expiry of the Commitment Period, then such fees shall be credited from the fees paid by the Borrower pursuant to Section 2.03.

(b) Indemnification. Borrower hereby indemnifies the Lenders, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable documented out of pocket fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.” No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans.

12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and the Lenders. Any consent, approval, (including without limitation any approval of or authorization for any amendment to any of the Loan Documents), instruction or other expression of the Lenders under any of the Loan Documents may be obtained by an instrument in writing signed in one or more counterparts by Majority Lenders; provided however, that the consent of all of the Lenders shall be required to:

(i) amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal, interest or other amounts payable relating to the Loans or extend the repayment dates of the Loans;

(ii) amend the provisions of Section 6;

(iii) amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto otherwise than pursuant to the terms hereof or thereof; or

(iv) amend this Section 12.04.

Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

12.05 Successors and Assigns.

(a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Subject to Section 12.16, any of the Lenders may assign or otherwise transfer any of their rights or obligations hereunder to an assignee in accordance with the provisions of Section 12.05(b), (ii) by way of participation in accordance with the provisions of Section 12.05(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.05(f); provided that such assignee, participant, or pledgee is an Eligible Transferee; provided, however, that so long as no Default or Event of Default has occurred and is continuing, no Lender shall transfer any of its rights or obligations to any Excluded Person. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.05(d) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any of the Lenders may assign to one or more Eligible Transferees all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided, however, that so long as no Default or Event of Default has occurred and is continuing, no such assignment shall be made to any Excluded Person, Borrower, an Affiliate of Borrower, or any employees or directors of Borrower; provided further that so long as no Default or Event of Default has occurred and is continuing, the assigning Lender shall require the prior written consent of the Borrower (which consent shall not be unreasonably withheld, and shall be deemed given if Borrower does not respond to the assigning Lender within five (5) Business Days of receiving written notice of such intended assignment by the assigning Lender), except that the assigning Lender may at any time without the Borrower’s consent, pledge or assign any of its rights or obligations hereunder to a Permitted Transferee. Subject to the recording thereof by the Lenders pursuant to Section 12.05(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the Lenders under this Agreement, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5 and Section 12.03.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.05(e).

(c) Amendments to Loan Documents. Each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 12.05.

(d) Register. Lenders, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices, which shall be the office of the Control Agent, a register for the recordation of the name and address of any assignee of the Lenders and the Commitment and outstanding principal amount of the Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error or fraud, and Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any of the Lenders may at any time sell participations to any Eligible Transferee (each, a “Participant”) in all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided, however, that so long as no Default or Event of Default has occurred and is continuing, no such sale shall be made to any Excluded Person, Borrower, an Affiliate of Borrower, or any employees or directors of Borrower at any time; and further provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with the Lenders in connection therewith.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 12.05(e), Borrower agrees that each Participant shall be entitled to the benefits of Section 5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.05(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were the Lender.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(f) Limitations on Rights of Participants. Notwithstanding the foregoing, a Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.05 than a Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.

(g) Certain Pledges. The Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.

12.06 Survival. The obligations of Borrower under Sections 5.01, 5.05, 12.03, 12.09, 12.10, 12.11, 12.12, 12.13, 12.14 and Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Loans and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder.

12.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

12.09 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 of the New York General Obligations Law, and without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

12.10 Jurisdiction, Service of Process and Venue.

(a) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 12.10(a) is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(c) Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

12.11 Waiver of Jury Trial. EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.12 Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

12.13 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

12.14 Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

12.15 No Fiduciary Relationship. Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

12.16 Confidentiality.

(a) The Lenders agree to maintain the confidentiality of all information and materials of a confidential, secret or proprietary nature disclosed by or on behalf of Borrower to the Lenders, either directly or indirectly, in writing, orally or by inspection of tangible objects, including, without limitation, information and materials regarding technology, products, product candidates, research and development activities or results, compound designs or structures, manufacturing or other processes or methods, know-how, inventions or other intellectual property, the existence and content of this Agreement and the disclosure of information hereunder, the existence or content of licenses, the existence, status or content of licensing or collaboration negotiations, other agreements with third parties, information regarding facilities or financial or other business information, in each case whether or not identified or marked as “confidential” and including all documents, presentations, information, reports, materials, evaluations and copies to the extent incorporating or generated from any of the foregoing (“Confidential Information”). Confidential Information may also include information obtained by Borrower from its collaborators, customers, suppliers, vendors and other third parties who have entrusted their confidential information to Borrower.

(b) Confidential Information shall not, however, include any information that the Lenders can establish by written record: (i) was publicly known and generally available in the public domain prior to the time of disclosure by Borrower to the Lenders; (ii) becomes publicly known and generally available after disclosure by Borrower to the Lenders through no action or inaction of the Lenders or any of the Lenders’ agents or employees; (iii) was already in possession of the Lenders, as evidenced by the Lenders’ contemporaneous records, immediately prior to the time of disclosure to the Lenders by Borrower; (iv) is obtained by the Lenders from a third party who has a right to disclose such information free of any obligation of confidentiality and who did not derive the information from Borrower; and (v) is independently developed by the Lenders without use of, or reference to, information provided by Borrower.

(c) The Lenders agree not to use any Confidential Information of Borrower for any purpose except for the purpose of the transactions contemplated by this Agreement and the other Loan Documents and exercising its rights and remedies and performing its obligations hereunder as otherwise approved in writing by Borrower, but in no event against the interests of Borrower. The Lenders agree not to disclose any Confidential Information of Borrower to third parties, except to those employees, partners, advisors, and funding sources of the Lenders who have a

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

need to know such information in order to advise the Lender in connection with evaluations related to this Agreement and who are bound by written obligations of confidentiality and restrictions on use that cover such Confidential Information and are at least as stringent as those set forth in this Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, the Lenders may disclose Confidential Information of Borrower to the extent required by applicable law, including pursuant to a subpoena or other court order, provided that the Lenders give Borrower prompt written notice of such requirement prior to such disclosure and use commercially reasonable efforts to provide assistance to Borrower in limiting the scope of the information provided or in obtaining an order protecting the information from public disclosure.

(e) Each Lender agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information.

(f) All documents and other tangible objects containing or representing Confidential Information that have been disclosed or provided to the Lenders by or on behalf of Borrower, and all copies of such Confidential Information, which are in the possession of the Lenders, shall be and remain the property of Borrower and shall be promptly returned to Borrower or destroyed, as requested and directed in writing by Borrower, and any memoranda, notes, reports and the like generated by the Lender with respect to such Confidential Information shall be destroyed upon Borrower’s written request with confirmation of such destruction provided to Borrower; provided that (i) the Lenders may retain one copy of Confidential Information solely for purposes of ensuring compliance with this Agreement and (ii) the Lenders shall not be obligated to return or destroy automatically created electronic copies stored on system back-up tapes.

12.17 USA PATRIOT Act. The Lenders hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

12.18 Maximum Rate of Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (in each case, the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans, and not to the payment of interest, or, if the excessive interest exceeds such unpaid principal, the amount exceeding the unpaid balance shall be refunded to the applicable Obligor. In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Indebtedness and other obligations of any Obligor hereunder, or (d) allocate interest between portions of such Indebtedness and other obligations under the Loan Documents to the end that no such portion shall bear interest at a rate greater than that permitted by applicable Law.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

12.19 Waiver of Marshaling. WITHOUT LIMITING THE FOREGOING IN ANY WAY, EACH OBLIGOR HEREBY IRREVOCABLY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF ANY OBLIGOR, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY PAYMENTS MADE OR OBLIGATIONS PERFORMED.

SECTION 13

GUARANTEE

13.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all fees and other amounts from time to time owing to the Lenders by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 13.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

To the extent permitted by applicable law, the Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

13.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Lenders on demand for all reasonable documented out-of-pocket costs and expenses (including reasonable documented fees of outside counsel) actually incurred by the Lenders in connection with such rescission or restoration, including any such reasonable documented out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

13.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations (other than inchoate indemnification and reimbursement obligations and any other obligations which, by their terms, survive termination of this Agreement) and the expiration and termination of the Commitment of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 13.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

13.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 13.01.

13.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

13.07 Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

13.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 13.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 13 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 13.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

13.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 13.01 would otherwise, taking into account the provisions of Section 13.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

[Signature Pages Follow]

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

RAINDANCE TECHNOLOGIES, INC.

By	/s/ S. Roopom Banerjee
Name: S. Roopom Banerjee
Title: President and Chief Executive Officer

Address for Notices:

RainDance Technologies, Inc.
749 Middlesex Turnpike
Billerica, MA 01821
Attn:	S. Roopom Banerjee
Tel.:	978.495.3310
Email:	banerjeer@raindancetech.com

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By	/s/ Charles Tate
Name: Charles Tate
Title: Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@capitalroyalty.com

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

By	/s/ Charles Tate
Name: Charles Tate
Title: Sole Member

Address for Notices: 1000 Main Street, Suite 2500 Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@capitalroyalty.com

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By	/s/ Charles Tate
Name: Charles Tate
Title: Sole Member

Address for Notices: 1000 Main Street, Suite 2500 Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@capitalroyalty.com

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 10

ELIGIBLE INSTITUTIONAL INVESTORS

•	Mohr Davidow

•	Quaker BioVentures

•	Acadia Woods

•	Alloy Ventures

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. [****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is entered into as of November 15, 2013 (the “First Amendment Effective Date”), by and among RainDance Technologies, Inc., a Delaware corporation (“Borrower”) and Capital Royalty Partners II L.P. (“CR”), Capital Royalty Partners II – Parallel Fund “A” L.P. (“Parallel”) and Parallel Investment Opportunities Partners II L.P. (“PIOP” and, collectively with CR and Parallel, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, the subsidiary guarantors from time to time party thereto and the Lenders have entered into that certain Term Loan Agreement dated as of September 17, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

2. Amendment. Effective as of the First Amendment Effective Date (as defined herein), and in reliance upon the representations and warranties of the Borrower set forth in this Amendment, the Loan Agreement is hereby amended as follows:

2.1 The following definition shall be added to Section 1.01 of the Loan Agreement in alphabetical order:

“Cure Financing Deadline” has the meaning set forth in Section 10.03.”

2.2 The last paragraph of Section 10.03(a) of the Loan Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“in an amount equal to (x) two (2) multiplied by (y) the Minimum Required Revenue less Borrower’s annual Revenue (the “Primary Cure Amount”); provided however that, if Borrower completes an equity financing that raises at least $4,999,999 in net cash proceeds on or before November 16, 2013 (the “Cure Financing Deadline”), Borrower shall instead be able, at its option, exercise its Cure Right in an amount equal to the Minimum Required Revenue less Borrower’s annual Revenue (the “Secondary Cure Amount” and, collectively with the Primary Cure Amount, the “Cure Amount”); provided, further, however, that Borrower shall be able to exercise its Cure Right in an amount equal to the Secondary Cure Amount so long as it has received an amount equal to at least fifty five percent (55%) of the net cash proceeds raised by such equity financing by the Cure Financing Deadline and has received the remaining committed but unfunded net cash proceeds on or before forty-five (45) days after the Cure Financing Deadline. The cash therefrom immediately after receipt by Borrower shall be contributed as equity or subordinated debt (only as permitted pursuant to Section 9.01), as applicable, to Borrower, and upon the receipt by Borrower of the Cure Amount pursuant to the exercise of such Cure Right, such Cure Amount shall be deemed to constitute Revenue of Borrower for purposes of the Specified Financial Covenants and the Specified Financial Covenants shall be recalculated for all purposes under the Loan Documents. If, after giving effect to the foregoing recalculation, Borrower shall then be in compliance with the requirements of the Specified Financial Covenants, Borrower shall be deemed to have satisfied the requirements of the Specified Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Specified Financial Covenants that had occurred, the related Default and Event of Default, shall be deemed cured without any further action of Borrower or Lenders for all purposes under the Loan Documents.”

3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

3.1 Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

3.2 After giving effect to this Amendment, the representations and warranties herein and in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), except that any representations and warranties subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers shall be true and correct in all respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date);

3.3 No Default or Event of Default under the Loan Agreement, as amended hereby, shall have occurred and be continuing; and

3.4 Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a) of the Loan Agreement.

4. Representations and Warranties; Reaffirmation. The Borrower hereby represents and warrants to each Lender on the date hereof as follows:

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4.1 After giving effect to this Amendment, the representations and warranties herein and in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), except that any representations and warranties subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers are true and correct in all respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all respects as of such earlier date);

4.2 This Amendment is within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Default or Event of Default exists on the date hereof or will exist immediately after giving effect to this Amendment.

4.4 Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents to which it is a party remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands the Amendment.

5. No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

6. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

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8. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 of the New York General Obligations Law, and without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 11 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

10. WAIVER OF JURY TRIAL. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

12. Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect. This Amendment shall be deemed a Loan Document.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER: RAINDANCE TECHNOLOGIES, INC., as Borrower

By:	/s/ S. Roopom Banerjee
Name: Title:	/s/ S. Roopom Banerjee President and CEO

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By	CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
	By	CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

	By	/s/ Charles Tate
Name: Charles Tate Title: Sole Member

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
By	CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P., its General Partner
	By	CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

	By	/s/ Charles Tate
Name: Charles Tate Title: Sole Member

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By	PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
	By	PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

	By	/s/ Charles Tate
Name: Charles Tate Title: Sole Member

SECOND AMENDMENT TO TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is entered into as of September 15, 2014 (the “Second Amendment Effective Date”), by and among RainDance Technologies, Inc., a Delaware corporation (“Borrower”) and the Lenders listed on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the subsidiary guarantors from time to time party thereto and the Lenders from time to time party thereto have entered into that certain Term Loan Agreement dated as of September 17, 2013, as amended by that certain First Amendment to Term Loan Agreement, dated as of November 15, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

2. Amendment. Effective as of the Second Amendment Effective Date (as defined herein), and in reliance upon the representations and warranties of the Borrower set forth in this Amendment, the Loan Agreement is hereby amended as follows:

2.1 The following definitions shall be amended and restated as follows:

“Commitment Period” means the period from and including the Closing Date and through and including October 28, 2015.”

“Second Borrow Milestone” means the achievement by Borrower of Revenue with respect to sales of the Products, for any consecutive three month period, of at least $7,000,000 during such period; provided that such three month period must end no later than June 30, 2015.”

2.2 Section 6.02(e) shall be amended and restated as follows:

“Notice of Borrowing. The Notice of Borrowing required pursuant to Section 6.03(d) and Section 2.02 shall have been received no later than September 28, 2015.”

3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

3.1 Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

3.2 After giving effect to this Amendment, the representations and warranties herein and in the Loan Agreement and the other Loan Documents, as supplemented by the periodic reports made by Borrower to the Lenders pursuant to the Loan Agreement, shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), except that any representations and warranties subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers shall be true and correct in all respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date);

3.3 No Default or Event of Default under the Loan Agreement, as amended hereby, shall have occurred and be continuing; and

3.4 Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a) of the Loan Agreement.

4. Representations and Warranties; Reaffirmation. The Borrower hereby represents and warrants to each Lender on the date hereof as follows:

4.1 After giving effect to this Amendment, the representations and warranties herein and in the Loan Agreement and the other Loan Documents, as supplemented by the periodic reports made by Borrower to the Lenders pursuant to the Loan Agreement, are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), except that any representations and warranties subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers are true and correct in all respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all respects as of such earlier date);

4.2 This Amendment is within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and

2

(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Default or Event of Default exists on the date hereof or will exist immediately after giving effect to this Amendment.

4.4 Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents to which it is a party remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands the Amendment.

5. No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

6. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

8. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 of the New York General Obligations Law, and without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 9 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

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10. WAIVER OF JURY TRIAL. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

12. Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect. This Amendment shall be deemed a Loan Document.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BORROWER: RAINDANCE TECHNOLOGIES, INC., as Borrower

By:	/s/ S. Roopom Banerjee
Name: Title:	S. Roopom Banerjee President and CEO

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By	CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
	By	CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

	By	/s/ Nathan Hukill
Name: Nathan Hukill Title: Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
By	CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P., its General Partner
	By	CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

	By	/s/ Nathan Hukill
Name: Nathan Hukill Title: Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By	PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
	By	PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

	By	/s/ Nathan Hukill
Name: Nathan Hukill Title: Authorized Signatory